Exhibit 1.1

Sabine Pass Liquefaction, LLC

U.S.$2,000,000,000 5.625% Senior Secured Notes due 2025

PURCHASE AGREEMENT

February 26, 2015

J.P. Morgan Securities LLC

As representative of the Purchasers (“Representative”),

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Ladies and Gentleman:

1. Introductory. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), agrees with the initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the Purchasers in the aggregate U.S.$2,000,000,000 principal amount of its 5.625% Senior Secured Notes due 2025 (the “Notes”). The Notes shall be issued under an indenture dated as of February 1, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”) as supplemented by a sixth supplemental indenture that will be dated as of March 3, 2015, relating to the Notes (the “Sixth Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

The Notes will be secured by the Collateral (as herein defined), on which the Company has granted a security interest to Société Générale, as common security trustee (the “Common Security Trustee”), in accordance with the Security Documents (as defined in the Amended and Restated Common Terms Agreement, dated as of May 28, 2013 (the “Common Terms Agreement”), among the Company, the Secured Debt Holder Group Representatives (as defined therein), the Secured Hedge Representatives (as defined therein), the Secured Gas Hedge Representatives (as defined therein), the Common Security Trustee and the Intercreditor Agent (as defined therein)).

The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as hereinafter defined) between the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the exchange of registered notes for the Notes or resale of the Notes under the Securities Act of 1933, as amended (the “Securities Act”) with terms substantially identical to the Notes (the “Exchange Notes”).

The Company hereby agrees with the Purchasers as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchasers that:

(a) A preliminary offering circular, dated February 26, 2015, (the “Preliminary Offering Circular”) relating to the Notes to be offered by the Purchasers and a final offering

1

circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Notes and dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) and the information in it which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement (including the term sheet listing the final terms of the Notes and their offering, included as Schedule C to this Agreement, which is referred to as the “Terms Communication”). “Applicable Time” means 3:15 p.m. (Eastern time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time and as of the Closing Date, none of (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Notes or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication specified in Schedule D to this Agreement.

The Company files reports with the Commission pursuant to Section 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each document filed with the Commission when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, at the time they were filed with the Commission, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement or immediately prior to the execution of this Agreement.

(b) Except for the Supplemental Marketing Material identified in Schedule D hereto and furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any Supplemental Marketing Material in connection with the issuance of the Notes.

(c) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign limited liability

2

company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, result in a material adverse effect on the financial condition, business, properties or results of operations of the Company (a “Material Adverse Effect”). The Company has the limited liability company power and authority to execute and deliver, and to perform its obligations under, each of this Agreement, the Indenture, the Notes and the Registration Rights Agreement.

(d) The Company does not have any Subsidiaries (as such term is defined in the Indenture).

(e) The Sixth Supplemental Indenture has been duly authorized by the Company, and, when duly executed and delivered in accordance with its terms by the Company, assuming due authorization, execution and delivery thereof in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles. The Base Indenture has been duly authorized, executed and delivered in accordance with its terms by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles. The Indenture will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular.

(f) The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture, and when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles, and will be entitled to the benefits of the Indenture.

(g) The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles, and will be entitled to the benefits of the Indenture.

(h) The Registration Rights Agreement has been duly authorized by the Company; and, when executed and delivered in accordance with its terms by the Company, and assuming due authorization, execution and delivery thereof by the other parties thereto, the Registration Rights Agreement will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles.

3

(i) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Notes, or the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company except (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Purchasers, (ii) those required under the Securities Act in connection with the transactions contemplated by the Registration Rights Agreement and (iii) those that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

(k) The execution and delivery of the Sixth Supplemental Indenture, this Agreement and the Registration Rights Agreement, and the performance of the Indenture, this Agreement, and the Registration Rights Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in (i) a violation of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (ii) a breach or violation of any of the terms or provisions of, or constitute a default under any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, which breach or violation has not been waived, or (iii) any violation of the provisions of the limited liability company agreement or certificate of formation of the Company (the “Organizational Documents”), except, in the case of clauses (i) and (ii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Company has good and indefeasible title to all real property and good title to all personal property described in the General Disclosure Package as owned by the Company, free and clear of all Liens except (i) as described, and subject to limitations contained, in the General Disclosure Package or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General Disclosure Package; with respect to any real property and buildings held under lease by the Company, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Company as they have been used in the past as described in the General Disclosure Package and are proposed to be used in the future as described in the General Disclosure Package; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies and by general equity principles.

(n) Except as described in or contemplated by the General Disclosure Package, the Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental

4

Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate would have a Material Adverse Effect.

(o) Except as disclosed in the General Disclosure Package, the Company possesses all certificates, authorities or permits issued by the appropriate governmental agencies or bodies (collectively, “Licenses”) that are currently required to develop their proposed business, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

(p) No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(q) Except as would not have a Material Adverse Effect, (i) the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Company, and (ii) the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company.

(r) Except as described in or contemplated by the General Disclosure Package, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution, the protection of the environment or human health or safety relating to Hazardous Materials, or imposing liability or standards of conduct concerning any Hazardous Materials (“Environmental Laws”), (ii) has received all permits, licenses, approvals or other authorizations required of it under applicable Environmental Laws (“Environmental Permits”) to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such Environmental Permits, (iv) does not have any liability in connection with the Release into the environment of any Hazardous Material, (v) has not received any written communication from a governmental authority that alleges that it is in violation of, or liable under, any Environmental Law and (vi) has not received written notice from any governmental authority that it is subject to any investigation with respect to any potential violation of or liability under or pursuant to Environmental Law, except in the case of each of clauses (i), (ii), (iii), (iv), (v) and (vi) as would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law or which can give rise to liability under any Environmental Law. The term “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment.

5

(s) The Company and each of its ERISA Affiliates (as defined below) is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any liability, excluding any reportable event for which a waiver could apply; no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); neither the Company or any of its ERISA Affiliates has incurred or reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 430, 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Code of which the Company is a member. no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).

(t) Except as described in the General Disclosure Package, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which it is or may be a party or to which its business or property is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to the Company or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which the Company is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering of the Notes or (C) in any manner draw into question the validity of this Agreement or the Notes.

(u) The financial statements and the related notes thereto included in the General Disclosure Package present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The statistical and market related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(v) Since the date of the most recent financial statements of the Company included in the General Disclosure Package, (i) there has not been any change in the membership interest or units of the Company, or any distribution of any kind declared, set aside for payment, paid or made by the Company on any membership interest or units, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, business, properties or results of operations of the Company; (ii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Company, except in the case of each of clauses (i), (ii) and (iii) as otherwise disclosed in the General Disclosure Package.

6

(w) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package, will not be, an “investment company” as defined in the Investment Company Act.

(x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(y) The Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(z) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof and the Purchasers’ compliance with their agreements set forth herein, (i) the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof (and Regulation D thereunder), and by Rule 144A (“Rule 144A”) or Regulation S thereunder (“Regulation S”); and (ii) it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(aa) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act. None of the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), nor any person acting on their behalf (other than the Purchasers, as to which no representation is made) (i) has, within the six-month period prior to the date hereof, solicited offers for, or offered or sold, in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act), the Notes or any security of the same class or series as the Notes or (ii) has offered, or will offer or sell, the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on their behalf (other than the Purchasers, as to which no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(bb) The Company and its affiliates and all persons acting on their behalf (other than the Purchasers, as to whom the Company make no representation) have complied in all material respects with and will comply in all material respects with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the General Disclosure Package will contain the disclosure required by Rule 902. The Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

7

(cc) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(dd) On the Closing Date, after giving pro forma effect to the offering of the Notes and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the General Disclosure Package, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the General Disclosure Package, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(ee) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Since the date of the latest audited consolidated balance sheets of the Company included in the General Disclosure Package and the Final Offering Circular, (i) the Company has not become aware of any material weaknesses in its internal control over financial reporting and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it submits or files under the Exchange Act is made known to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act.

(ff) Except as disclosed in the General Disclosure Package, the Company is not (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

8

(gg) Except as expressly provided by the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any registration statement.

(hh) Neither the issuance or sale of the Notes, nor the application of the proceeds thereof by the Company as described in the General Disclosure Package, will violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ii) The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(jj) The Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Liquefaction Facilities, dated as of November 11, 2011, as amended (the “Train One and Train Two EPC Contract”), between the Company and Bechtel Oil, Gas and Chemicals, Inc. (the “EPC Contractor”), the Guaranty and Indemnity Agreement, effective as of November 11, 2011, entered into by Bechtel Global Energy, Inc. (the “EPC Contractor Parent”), in favor of the Company (the “Train One and Train Two EPC Contract Parent Guaranty”); the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Liquefaction Facilities, dated as of December 20, 2012, as amended (the “Train Three and Train Four EPC Contract”), between the Company and the EPC Contractor, the Guaranty and Indemnity Agreement, effective as of December 20, 2012, entered into by the EPC Contractor Parent, in favor of the Company (the “Train Three and Train Four EPC Contract Parent Guaranty”); the Amended and Restated LNG Sale and Purchase Agreement (FOB), dated January 25, 2012, as amended (the “BG FOB Sale and Purchase Agreement”), between the Company and BG Gulf Coast LNG, LLC, the Guaranty Agreement, dated as of April 13, 2012, between the Company and BG Energy Holdings Limited (the “BG Guaranty”); the LNG Sale and Purchase Agreement (FOB), dated November 21, 2011, as amended (the “GN FOB Sale and Purchase Agreement”), between the Company and Gas Natural Aprovisionamientos SDG S.A., the Guaranty Agreement, dated November 21, 2011, between the Company and Gas Natural SDG S.A. (the “GN Guaranty”); the LNG Sale and Purchase Agreement (FOB), dated January 30, 2012, as amended (the “KOGAS FOB Sale and Purchase Agreement”), between the Company and Korea Gas Corporation; LNG Sale and Purchase Agreement (FOB), dated December 11, 2011, as amended (the “GAIL FOB Sale and Purchase Agreement”), between the Company and GAIL (India) Limited; the Second Amended and Restated LNG Terminal Use Agreement, dated as of July 31, 2012, as amended (the “Sabine Liquefaction TUA Agreement”), between the Company and Sabine Pass LNG, L.P. (“SPLNG”), the Transportation Precedent Agreement, dated as of August 9, 2012, as amended (the “Precedent Agreement”), between Cheniere Creole Trail Pipeline, L.P. and the Company, the Terminal Use Rights Assignment and Agreement, dated as of July 31, 2012, as amended (the “Terminal Use Rights Assignment and Agreement”), among the Company, SPLNG and Cheniere Energy Investments, LLC, the Cooperation Agreement, dated as of July 31, 2012, as amended (the “Cooperation Agreement”), between the Company and SPLNG, the real property lease agreement, dated November 1, 2011, as amended (the “First Lease”), between Crain Lands, LLC, as lessor, and the Company, as lessee, the real property lease agreement, dated December 5, 2011, as amended (the “Second Lease”), between Crain Lands, LLC, as lessor, and the Company, as lessee, the Sub-lease Agreement, dated June 11, 2012, as amended (the “Sub-Lease”), between SPLNG, as sublessor, and the Company, as sublessee, the Water Service Agreement, dated as of December 21, 2011, as amended (the “Water Agreement”), between the City of Port Arthur and the Company, and the License Agreements, dated as of May 3, 2012 and December 21, 2012, each as amended, between the Company and ConocoPhillips Company (collectively, the “ConocoPhillips License Agreement” and, together with the Train One and Train Two EPC Contract, Train One and Train Two EPC Contract Parent Guaranty, Train Three and Train Four

9

EPC Contract, Train Three and Train Four EPC Contract Parent Guaranty, the BG FOB Sale and Purchase Agreement, BG SPA Guaranty, the GN FOB Sale and Purchase Agreement, the GN SPA Guaranty, the KOGAS FOB Sale and Purchase Agreement, the GAIL FOB Sale and Purchase Agreement, the Sabine Liquefaction TUA Agreement, the Precedent Agreement, the Terminal Use Rights Assignment and Agreement, the Cooperation Agreement, the First Lease, the Second Lease, the Sub-Lease and the Water Agreement, the “Material Project Documents”), are each in full force and effect, subject to any conditions subsequent contained therein, and each constitutes a valid and binding obligation of the Company and, to the Company’s knowledge, each of the other parties thereto (the “Other Parties”). Except as disclosed in the General Disclosure Package, neither the Company, nor any of the Other Parties to any Material Project Document (to the Company’s knowledge), are in breach, violation or default thereof, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by the Company or, to the Company’s knowledge, any Other Party, or permit termination, modification or acceleration by the Other Parties, under the Material Project Documents, except the failure by the Company to give certain immaterial notices by the dates specified in such agreements.

(kk) The Company is not classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

(ll) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(mm) (x) Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included in the General Disclosure Package and the Final Offering Circular and (y) KPMG LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements for the year ended December 31, 2014 included in the General Disclosure Package and the Final Offering Circular, are each independent public accounting firms with respect to the Company in accordance with U.S. generally accepted accounting principles and the rules and regulations of the Public Company Accounting Oversight Board.

(nn) The operations of the Company are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the anti-money laundering statutes of all jurisdictions where the Company conducts business the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

10

(oo) (A) Neither the Company, nor to the knowledge of the Company any director, officer, employee, agent, or affiliate thereof (except as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 19, 2015), is an individual or entity (“Person”) that is currently:

(i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State (collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is currently the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person that is, at the time of such transaction:

(i) the subject of any Sanctions, nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions.

(pp) Neither the Company nor any director, officer, employee or affiliate of the Company, nor, to the Company’s knowledge, any agent of the Company or of any of its affiliates acting on behalf of the Company, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; and the Company and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(qq) On May 28, 2013, the Amended and Restated Security Agreement, dated as of such date, among the Company and the Common Security Trustee, was effective to create, in favor of the Common Security Trustee for the benefit of the Secured Debt Holders, as collateral security for the payment and performance of the obligations secured thereby, a valid and enforceable security interest in the Collateral (as defined in the Common Terms Agreement, the “Collateral”) covered or purported to be covered thereby. The prior recordation of the Mortgage (as defined in the Common Terms Agreement) and the prior filing of the UCC-1 financing statements in connection with the Security Documents (as defined in the Common Terms Agreement, the “Security Documents”), with the priority created thereby are sufficient to perfect by such recordation or filing in each jurisdiction where required to perfect the lien and security interest in personal property and fixtures described therein, and it is not necessary to make any new filings or take any other action to perfect, or to maintain the perfection, of such liens and security interests.

(rr) The Notes will constitute additional New Secured Debt (as defined in the Third Amended and Restated Accession Agreement, which will be entered into on the Closing Date, by and among the Trustee, the Common Security Trustee, the Intercreditor Agent (as defined therein) and the Company) and Secured Debt (as defined in the Common Terms Agreement, “Secured Debt”)) that is pari passu with all other Secured Debt and will be secured by the Collateral equally and ratably with the all other Secured Debt.

11

(ss) As of the Closing Date, except with respect to Permitted Liens (as defined in the Indenture), there will be no Lien (as defined in the Indenture) on any assets or property of the Company securing Indebtedness (as defined in the Indenture).

(tt) Each of the Financing Documents (as defined in the Common Terms Agreement, the “Financing Documents”) is in full force and effect and constitutes a valid and binding obligation of the Company. Except as disclosed in the General Disclosure Package, the Company is not in material breach, violation or default thereof, and no event has occurred which with notice or lapse of time or both would constitute a material breach, violation or default by the Company or permit termination, modification or acceleration, under the Financing Documents.

3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.00% of the principal amount of the Notes set forth opposite the names of the several Purchasers in Schedule A hereto, plus accrued interest, if any, from March 3, 2015 to the Closing Date.

The Company will deliver against payment of the purchase price the Notes to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Notes to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Notes, interests in the Regulation S Global Securities may only be held by the DTC participants for the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, at 9:00 a.m. (Eastern time), on March 3, 2015, or at such other time not later than five (5) full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package (“Exempt Resales”). Each of the Purchasers severally represents and

12

warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Purchaser: (i) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; and (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the General Disclosure Package. “Eligible Purchasers” as used herein, shall refer to (i) persons whom you reasonably believe to be QIBs and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S.

(b) Each Purchaser severally acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of the Securities Act or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for any such arrangements with the other Purchasers or affiliates of it or the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2). Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

13

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(i) to “qualified investors” as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities referred to in (a) to (c) above shall require the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f) Each of the Purchasers severally represents, warrants and agrees as follows:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the Company; and

(ii) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Company. The Company agrees with the Purchasers that:

(a) The Company will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material and will not effect such amendment or supplement without the Representative’s consent, such consent not to be unreasonably

14

withheld. The Company will timely file all reports required to be filed by the Company pursuant to Section 13(a), 13(c) and 15(d) of the Exchange Act for so long as deliveries of an offering circular are being made by the Purchasers in connection with the offering or sale of the Notes. If, at any time prior to the completion of the resale of the Notes by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The second sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by the Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b) The Company will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representative and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Notes by the Purchasers, provided that the Company will not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any such jurisdiction or to take any action that would subject itself to taxation based on income or revenues in any such jurisdiction where it is not currently subject to taxation.

(d) During the period of one year after the Closing Date, the Company will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Company’s annual report for such year; and the Company will furnish to the Representative and, upon request, to each of the other Purchasers as soon as available, a copy of each report and any definitive proxy statement of the Company and of any Guarantor that is a reporting company filed with the Commission under the Exchange Act or mailed to unitholders. However, so long as the Company timely files reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) as if the Company were subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, it is not required to furnish such reports or statements to the Purchasers.

15

(e) During the period of one year after the Closing Date, the Company will, upon reasonable request, furnish to the Representative, each of the other Purchasers and any holder of Notes a copy of the restrictions on transfer applicable to the Notes.

(f) During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them. Neither the Company nor any affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of (i) the sale of the Notes by the Company to the Purchasers, (ii) the resale of the Notes by the Purchasers to any subsequent purchasers or (iii) the resale of the Notes by such subsequent purchasers to others.

(g) During the period of one year after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) None of the Company, its affiliates, or any person acting on their behalf (other than any Purchaser, as to whom the Company makes no representation) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Notes in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or engage in any directed selling efforts (as that term is defined in Regulation S) in the United States with respect to the Notes, and the Company and its affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions requirement of Regulation S.

(i) The Company will cooperate with the Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC, Euroclear and Clearstream, Luxembourg.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incidental to the performance of its respective obligations under this Agreement, the Indenture and the Security Documents, including but not limited to: (i) the fees and expenses of the Trustee, the Common Security Trustee and any transfer agent, registrar or depositary and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes, including any withholding, stamp, transfer or other similar taxes in connection with the original issuance and sale of Notes, the preparation and printing of this Agreement, the Security Documents, the Notes, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Notes, including the fees, disbursements and expenses of the Company’s counsel, Company’s accountants and any other advisors to the Company; (iii) all filing costs and expenses relating to the perfection of security interests in the Collateral, as set forth in the Security Documents; (iv) the cost of any advertising approved by the Company in connection with the issue of the Notes; (v) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Notes; (vii) all fees, disbursements and expenses of the Independent Engineer who has prepared reports in connection with the transactions contemplated by this Agreement; (viii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the

16

General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; (ix) all reasonable and documented out-of-pocket expenses (other than the fees, expenses and disbursements of counsel to the Purchasers) incurred by the Representative in connection with the transactions contemplated in this Agreement; and (x) all other reasonable and documented costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also pay or reimburse the Representative (to the extent incurred by it) for reasonable, documented, out-of-pocket costs and expenses of the Representative and the Company’s officers and employees relating to investor presentations on any “road show” in connection with the offering and sale of the Notes including, without limitation, any such travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes.

(k) The Company will use the net proceeds received in connection with the offering of the Notes in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(l) In connection with the offering of the Notes, until the Representative shall have notified the Company of the completion of the resale of the Notes, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

(m) Until the Closing Date, the Company will not, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or any securities convertible or exchangeable or exercisable for any such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action (other than as contemplated by this Agreement or the Registration Rights Agreement or in connection with pre-existing obligations with respect to debt securities issued under the Base Indenture), without the prior written consent of J.P. Morgan Securities LLC. The Company will not at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes.

6. Free Writing Communications.

(a) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Representative, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Communication.

(b) The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the

17

Notes or their offering or (B) information that describes the final terms of the Notes or their offering and that is included in the Terms Communication or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Schedule C hereto, or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) because it differed from the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The several obligations of the Purchasers to purchase and pay for the Notes as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representative of the following conditions precedent on or prior to the Closing Date:

(a) The Representative shall have received letters, dated (A) the date hereof, of Ernst & Young LLP and KPMG LLP, in form and substance satisfactory to the Representative and (B) the Closing Date, of Ernst & Young LLP and KPMG LLP, in form and substance satisfactory to the Representative, which letters shall each contain confirming statements and information of the type ordinarily included in “accountants’ comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Offering Circular, except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the date of such letter.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company from that set forth in the General Disclosure Package provided to prospective purchasers of the Notes which, in the reasonable judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes in the manner contemplated in the General Disclosure Package or (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(c) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Applicable Time and on and as of the Closing Date as if made on and as of the Closing Date.

(d) The Representative shall have received (i) an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Purchasers may reasonably request, (ii) an opinion of Andrews Kurth LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Purchasers may reasonably request, (iii) an opinion of Norton Rose Fulbright US LLP, regulatory counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Purchasers may reasonably request and (iv) an opinion of Ottinger Hebert, L.L.C., Louisiana counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Purchasers may reasonably request. Such opinions and letter shall be dated as of the Closing Date and rendered to the Purchasers at the request of the Company and shall so state therein.

18

(e) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representative shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state to the effect set forth in 7(b)(ii) and that the representations and warranties of the Company in this Agreement were true and correct as of the Applicable Time and are true and correct as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change in the financial condition, results of operations, business or properties of the Company except as set forth in the General Disclosure Package or as described in such certificate.

(g) The Company shall have executed and delivered the Sixth Supplemental Indenture, in form and substance reasonably satisfactory to the Representative, and the Representative shall have received executed copies thereof.

(h) The Company shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representative, and the Representative shall have received executed copies thereof.

(i) On or prior to the Closing Date, copies of the Financing Documents (other than the Indenture and the Notes) in the forms as previously delivered to the Purchasers or their counsel, shall be in full force and effect, no default or event of default (as such terms are defined in each such Financing Document) under any Financing Document shall have occurred and be continuing which would reasonably be expected to have a Material Adverse Effect.

(j) The Independent Engineer shall have delivered the Independent Engineer’s Reliance Letter to the Representative; and since January 30, 2015, the date of the Independent Engineer’s Quarterly Construction Report (the “Independent Engineer’s Report”), nothing has come to the attention of the Independent Engineer in connection with the preparation of the Independent Engineer’s Report which would cause the Independent Engineer to believe that the Independent Engineer’s Report, as of its date, was inaccurate or misleading in any material respect, as evidenced by a certificate of an authorized representative of the Independent Engineer, dated the Closing Date, confirming the matters set forth in this paragraph in form and substance reasonably satisfactory to the Representative.

(k) The Representative shall have received for its own account all fees due and payable to the Representative pursuant to this Agreement and all such costs and expenses for which invoices have been presented (collectively, the “Closing Date Transaction Costs”). All such amounts will be paid with proceeds of the Notes and will be reflected in the funding instructions given by the Company to the Purchasers on or before the Closing Date.

(l) The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date.

19

(m) On or before the Closing Date, the Representative and Skadden, Arps, Slate, Meagher & Flom LLP shall have received such information, documents and letters as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(n) The Trustee shall have received an opinion of Latham & Watkins LLP, counsel for the Company, in form reasonably satisfactory to the Trustee.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5(j), 8 and 12 hereof shall at all times be effective and shall survive such termination.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and

20

will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and the Final Offering Circular: the names of the Purchasers on the cover page and under the heading “Plan of Distribution;” the information in (i) the first sentence of the third paragraph, (ii) the first, second, third, fourth, fifth, eighth, ninth and tenth sentences of the seventh paragraph, (iii) the third sentence of the eighth paragraph; (iv) the first, third, seventh and ninth sentences of the ninth paragraph; (v) the following language from the sixth sentence of the ninth paragraph: “and certain of those initial purchasers or their affiliates that have a lending relationship with us, Cheniere Partners or Cheniere routinely hedge, and certain other of those initial purchasers or their affiliates are likely to hedge, and certain other of those initial purchasers or their affiliates may hedge, or in each case otherwise reduce, their credit exposure to us, Cheniere Partners or Cheniere consistent with their customary risk management policies”; and (vi) the tenth, eleventh and twelfth paragraphs; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, J.P. Morgan Securities LLC shall have the right to retain counsel to represent jointly the Purchasers, but the fees and expenses of such counsel shall be at the expense of such Purchasers unless (i) the Company and the Purchasers shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Purchasers, (iii) the Purchasers shall have reasonably concluded and have been advised by counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Purchasers and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Such firm shall be designated in writing by J.P. Morgan Securities LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

21

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company from the sale of the Notes, on the one hand, bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

(f) The indemnity and contribution provisions contained in this Section and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party (as defined in Section 8(a)) or any Purchaser Indemnified Party (as defined in Section 8(b)) and (iii) acceptance of and payment for any of the Notes.

9. Termination. The Representative may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the

22

New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency such that, in each case, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Final Offering Circular.

10. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Purchasers agreed but failed to purchase on the Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes that Purchasers are required to purchase on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

11. Survival of Certain Representations and Obligations. The indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If the Company shall, in its sole discretion, fail or refuse to sell the Notes to the Purchasers, the Company will reimburse the Representative for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it pursuant to the terms of this Agreement in connection with the offering of the Notes.

12. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Representative, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Geoffrey Benson, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Sabine Pass Liquefaction, LLC, 700 Milam Street, Suite 1900, Houston, Texas 77002, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and any Indemnified Party (as defined in Section 8(a)) and any Purchaser Indemnified Party (as defined in Section 8(b)), and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

14. Representation of Purchasers. You will act for the several Purchasers in connection with the transaction contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

23

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Notes and that no fiduciary, advisory or agency relationship between the Company and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether the Purchasers have advised or are advising the Company on other matters;

(b) The purchase price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) The Company has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) The Company waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty arising out of the transactions contemplated by this Agreement and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting such fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Purchasers with respect to the preparation of the Preliminary Offering Circular, the General Disclosure Package, the Final Offering Circular, the conduct of the offering, and the purchase and sale of the Notes. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement and any claim, controversy or dispute occurring under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

20. Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America

24

located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

25

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours, SABINE PASS LIQUEFACTION, LLC

	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC for itself and as Representative of the several Purchasers

/s/ Geremy Fenton
		Name:	Geremy Fenton
		Title:	Vice President

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers

Purchaser	Principal Amount of 2025 Notes
J.P. Morgan Securities LLC	$41,400,000
Mizuho Securities USA Inc.	$150,400,000
RBC Capital Markets, LLC	$150,400,000
SG Americas Securities, LLC	$133,000,000
Morgan Stanley & Co. LLC	$129,400,000
Scotia Capital (USA) Inc.	$120,200,000
Credit Suisse Securities (USA) LLC	$120,200,000
Lloyds Securities Inc.	$120,200,000
Mitsubishi UFJ Securities (USA), Inc.	$120,200,000
HSBC Securities (USA) Inc.	$117,600,000
Credit Agricole Securities (USA) Inc.	$115,200,000
ING Financial Markets LLC	$103,400,000
Banca IMI S.p.A.	$102,000,000
Standard Chartered Bank	$97,000,000
BBVA Securities Inc.	$75,600,000
SMBC Nikko Securities America, Inc.	$65,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$75,200,000
Santander Investment Securities Inc.	$63,800,000
CIBC World Markets Corp.	$45,200,000
Goldman, Sachs & Co.	$45,200,000
Deutsche Bank Securities Inc.	$9,000,000
Total	$2,000,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated February 26, 2015, a copy of which is attached hereto as Schedule C.

SCHEDULE C

SABINE PASS LIQUEFACTION, LLC

5.625% SENIOR SECURED NOTES DUE 2025

Pricing Term Sheet

February 26, 2015

SABINE PASS LIQUEFACTION, LLC

US$2,000,000,000 5.625% Senior Secured Notes due 2025

PRICING TERM SHEET

This term sheet to the preliminary offering memorandum, dated February 26, 2015 of Sabine Pass Liquefaction, LLC (the “Preliminary Offering Memorandum”), should be read together with the Preliminary Offering Memorandum before making a decision in connection with an investment in the notes. The information in this term sheet supersedes the information in the Preliminary Offering Memorandum to the extent that it is inconsistent therewith. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Preliminary Offering Memorandum.

Issuer:	Sabine Pass Liquefaction, LLC (the “Issuer”)
Principal Amount:	U.S.$2,000,000,000
Issue:	5.625% Senior Secured Notes due 2025 (the “Notes”)
Maturity:	March 1, 2025
Coupon (Interest Rate):	5.625%
Price to Public:	100.000% of principal amount, plus accrued interest, if any, from March 3, 2015
Yield to Maturity:	5.625%
Spread to Benchmark Treasury:	363 basis points
Benchmark Treasury:	2% UST due February 15, 2025
Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2015
Optional Redemption:	Make-whole at T + 50 basis points
Trade Date:	February 26, 2015
Settlement Date:	March 3, 2015 (T + 3)
144A CUSIP/ISIN:	785592 AK2/US785592AK22
Reg S CUSIP/ISIN:	U77888 AG7/USU77888AG75
Minimum Denominations:	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof
Governing Law of the Notes:	New York
Rating*:	Moody’s: Ba3 S&P: BB+
Sole Structuring Agent and Joint Bookrunner:	J.P. Morgan Securities LLC
Joint Bookrunners:

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Morgan Stanley & Co. LLC

Scotia Capital (USA) Inc.

Credit Suisse Securities (USA) LLC

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

HSBC Securities (USA) Inc. Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Banca IMI S.p.A. Standard Chartered Bank BBVA Securities Inc. SMBC Nikko Securities America, Inc.
Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Santander Investment Securities Inc. CIBC World Markets Corp. Goldman, Sachs & Co.
Co-Manager:	Deutsche Bank Securities Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The information in this term sheet supplements the Issuer’s Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold (i) to persons in the United States that are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder, and (ii) to persons outside the United States in accordance with Regulation S under the Securities Act.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

31

SCHEDULE D

ADDITIONAL WRITTEN COMMUNICATION

1.	Net Roadshow dated as of February 26, 2015.

EXHIBIT A

FORM OF OPINION OF LATHAM & WATKINS LLP

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
March [—], 2015	Chicago	Orange County
	Doha	Paris
J.P. Morgan Securities LLC	Dubai	Riyadh
As representative of the Initial Purchasers	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
c/o J.P. Morgan Securities LLC	Hong Kong	Shanghai
383 Madison Avenue	Houston	Silicon Valley
New York, New York 10179	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	$2.0 billion Aggregate Principal Amount of 5.625% Senior Secured Notes due 2025 issued by Sabine Pass Liquefaction, LLC

Ladies and Gentlemen:

We have acted as special counsel to Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), in connection with the sale to you and the several initial purchasers named on Exhibit A hereto for whom you are acting as representative (you and such other initial purchasers collectively, the “Initial Purchasers”) by the Company of $2.0 billion in aggregate principal amount of the Company’s 5.625% Senior Secured Notes due 2025 (the “Notes”) pursuant to a purchase agreement, dated February 26, 2015 (the “Purchase Agreement”), between you, as representative of the several Initial Purchasers, and the Company. The Notes are being issued pursuant to an indenture, dated February 1, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as amended and supplemented by a sixth supplemental indenture dated as of the date hereof (the “Sixth Supplemental Indenture”). The Base Indenture, as amended and supplemented by the Sixth Supplemental Indenture, is referred to herein as the “Indenture.” This letter is being furnished to you pursuant to Section 7(d)(i) of the Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	The Purchase Agreement;

(b)	The Indenture, the form of the Notes and the Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement”), between you, as representative of the several Initial Purchasers, and the Company;

March [—], 2015

(c)	The Preliminary Offering Memorandum, dated February 26, 2015 (the “Preliminary Offering Memorandum”), and the Offering Memorandum, dated February [—], 2015 (the “Offering Memorandum”), in each case with respect to the Notes;

(d)	The Amended and Restated Accession Agreement, dated as of the date hereof, by and among the Company, the Intercreditor Agent, the Trustee and the Common Security Trustee (the “Accession Agreement”);

(e)	The Certificate of Formation, as amended to date, of the Company and the Limited Liability Company Agreement of the Company, dated July 31, 2012, as amended to date, which, with your consent, we have assumed is (A) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (B) in full force and effect, and (C) the entire agreement of the parties pertaining to the subject matter thereof (collectively, the “Governing Documents”) and certain resolutions of the Managers (as defined in the Limited Liability Company Agreement) of the Company;

(f)	The certificates dated February 18, 2015, and bringdown electronic copies thereof dated as of February 26, 2015, from the Secretary of State of the State of Delaware as to the existence and good standing of the Company in the State of Delaware (collectively, the “Good Standing Certificates”);

(g)	The Amended and Restated Security Agreement, dated May 28, 2013, between the Company and Société Générale, as Common Security Trustee (the “Common Security Trustee”, and such security agreement, the “Security Agreement”);

(h)	The Amended and Restated Accounts Agreement, dated May 28, 2013, between the Common Security Trustee and Compass Bank, d.b.a. BBVA Compass, as accounts bank (the “Accounts Agreement”);

(i)	The Amended and Restated Pledge Agreement, dated as of May 28, 2013, between Sabine Pass LNG-LP, LLC, a Delaware limited liability company (the “Pledgor”) and the Common Security Trustee (the “Pledge Agreement”);

(j)	(i) A copy of the file stamped UCC-1 financing statement naming the Company as debtor and the Common Security Trustee as secured party, together with all schedules and exhibits to such financing statement, as filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”) on July 30, 2012, (ii) a copy of the file stamped UCC-3 financing statement amending the financing statement set forth in sub-clause (i) above, together with all schedules and exhibits to such financing statement, as filed in the Delaware Filing Office on July 31, 2012, (iii) a copy of the file stamped UCC-3 financing statement amending the financing statement set forth in sub-clause (i) above as amended by the financing statement set forth in sub-clause (ii) above, together with all schedules and exhibits to such financing statement, as filed in the Delaware Filing Office on August 1, 2012 and (iv) a copy of the file stamped UCC-3 financing statement amending the financing statement set forth in sub-clause (i) above as amended by the financing statement set forth in sub-clauses (ii) and (iii) above, together with all schedules and exhibits to such financing statement, as filed in the Delaware Filing Office on May 28, 2013, copies of each of which are attached hereto as Exhibit B (collectively, the “Company Financing Statements”);

35

March [—], 2015

(k)	The agreements of the Company listed in Exhibit C attached hereto (collectively, the “Specified Agreements”); and

(l)	Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The documents listed in clauses (a), (b) and (d) above are referred to herein collectively as the “Opinion Documents”. The documents listed in clauses (g), (h) and (i) above are referred to herein collectively as the “Security Documents”. As used in this letter, the “New York UCC” shall mean the Uniform Commercial Code as now in effect in the State of New York. With your permission, we have based our opinions set forth in numbered paragraph 13 of this letter exclusively upon our review of Article 9 of the Uniform Commercial Code of the State of Delaware as set forth in the CCH Secured Transactions Guide without regard to judicial interpretations thereof or any regulations promulgated thereunder or any other laws of the State of Delaware (the “Delaware UCC”). “Applicable UCC” shall mean the New York and/or the Delaware UCC. Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon oral or written statements and representations of directors, officers and other representatives of the Company and others, including the representations and warranties of the Company in the Purchase Agreement. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York (including the New York UCC) and (a) solely with respect to the numbered paragraphs 7(iii) and 7(iv) of this letter, the State of Texas, (b) solely with respect to numbered paragraphs 1 through 7 of this letter, the Delaware Limited Liability Company Act (the “DLLCA”), and (c) solely with respect to numbered paragraph 13 of this letter, the Delaware UCC, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any jurisdiction. Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to private offerings of corporate debt securities and issuers in secured financing transactions of this type. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Opinion Documents or the Specified Agreements or the legal or regulatory status of any of their affiliates. Various issues concerning (i) certain corporate opinions with respect to the Pledgor and the Parent, (ii) no violation of the laws of the United States of America, the laws of the State of New York or the laws of the State of Texas or the DLLCA with respect to the Company, the Pledgor and the Parent by entering into, delivering and performing the Transaction Documents (as such term is defined in such opinion letter), (iii) no permits or consents required by any Governmental Authority (as such term is defined in such opinion letter) under the laws of the United States of America, the laws of the State of New York or the laws of the State of Texas to enter into the Transaction Documents (as such term is defined in such opinion letter) and (iv) enforceability of the Transaction Documents (as such term is defined in such opinion letter) under the laws of the State of New York or the laws of the State of Texas, as applicable, against the Company, the Pledgor and the Parent, are addressed in the letter of Andrews Kurth LLP, which has been separately provided to you. Various issues concerning regulatory issues are addressed in the letter of Fulbright & Jaworski L.L.P., which has been separately provided to you. Various issues concerning the laws of the State of Louisiana are addressed in the letter of Ottinger Hebert, L.L.C., which has been separately provided to you. We express no opinion with respect to those matters herein.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Company is a limited liability company under the DLLCA with limited liability company power and authority to enter into the Opinion Documents and perform its obligations thereunder. With your consent, based solely on the Good Standing Certificates, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

36

March [—], 2015

2. The Purchase Agreement has been duly authorized by all necessary limited liability company action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

3. The Indenture has been duly authorized by all necessary limited liability company action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The Notes have been duly authorized by all necessary limited liability company action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, the Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Company’s new 5.625% Senior Secured Notes due 2025 to be issued in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement have been duly authorized by all necessary limited liability company action of the Company.

6. The Registration Rights Agreement has been duly authorized by all necessary limited liability company action of the Company, has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7. (a) The execution and delivery by the Company of the Opinion Documents, (b) the performance by the Company of its payment obligations under the Notes and the Indenture and (c) the issuance and the sale of the Notes by the Company to you and the other Initial Purchasers pursuant to the Purchase Agreement do not on the date hereof:

(i) violate the Company’s Governing Documents;

(ii) result in the breach of or a default under any of the Specified Agreements;

(iii) violate any U.S. federal, New York or Texas state statute, rule or regulation applicable to the Company, or the DLLCA; or

37

March [—], 2015

(iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any U.S. federal, New York or Texas state statute, rule or regulation applicable to the Company, or the DLLCA, except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Security Documents, (b) those consents, approvals, authorizations, registrations, declarations and filings which have been made or obtained on or prior to the date hereof and (c) the filings under the Securities Act of 1933 and the Trust Indenture Act of 1939 contemplated by the Registration Rights Agreement.

8. The statements in the Preliminary Offering Memorandum, and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and under the captions “Plan of Distribution,” and “Description of Principal Project Documents,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal or New York laws referred to therein, are accurate descriptions or summaries in all material respects.

9. The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you or the initial resale of the Notes by you to Eligible Purchasers (as defined in the Purchase Agreement), in each case, in the manner contemplated by the Purchase Agreement and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

11. Under the New York UCC, the Opinion Documents do not, of themselves, result in the security interest of the Common Security Trustee in that portion of the collateral described in Section 2.1 of the Security Agreement in which the Company has rights and in which the Common Security Trustee had a valid security interest under Article 9 of the New York UCC immediately before giving effect to the Opinion Documents (the “Company UCC Collateral”), becoming invalid.

12. Under the New York UCC, the Opinion Documents do not, of themselves, result in the security interest of the Common Security Trustee in that portion of the collateral described in Section 2.1 of the Pledge Agreement in which the Pledgor has rights and in which the Common Security Trustee had a valid security interest under Article 9 of the New York UCC immediately before giving effect to the Opinion Documents (the “Pledged Collateral”), becoming invalid.

13. Under the Delaware UCC, the Opinion Documents do not, of themselves, result in the security interest of the Common Security Trustee in that part of the Company UCC Collateral in which, immediately before the effectiveness of the Opinion Documents, the Common Security Trustee had a perfected security interest solely by virtue of the filing of the Company Financing Statements in the Delaware Filing Office becoming unperfected.

38

March [—], 2015

14. Under the New York UCC, the Opinion Documents do not, of themselves, result in the Common Security Trustee’s security interest in that part of the Pledged Collateral constituting “certificated securities” within the meaning of Section 8-102(a)(4) of the New York UCC (the “Pledged Securities”), in which, immediately before the effectiveness of the Opinion Documents, the Common Security Trustee had a perfected security interest solely by virtue of possession thereof in the State of New York, becoming unperfected. For purposes of this opinion, we have assumed that (i) the Common Security Trustee took possession of such Pledged Securities in the State of New York prior to the date hereof indorsed to the Common Security Trustee or indorsed in blank, in each case by an effective indorsement, or accompanied by undated transfer powers with respect thereto duly indorsed in blank by an effective indorsement and (ii) the Common Security Trustee has maintained sole and continuous possession of the Pledged Securities in the State of New York at all times since their delivery.

15. Under the New York UCC, the Opinion Documents do not, of themselves, result in the Common Security Trustee’s security interest in that part of the Company UCC Collateral consisting of security entitlements (as defined in Section 8-102(a)(17) of the New York UCC) with respect to financial assets (as defined in Section 8-102(a)(9) of the New York UCC) credited to the securities accounts maintained with Compass Bank, d.b.a. BBVA Compass (the “Securities Intermediary”) and described in the Accounts Agreement (the “Securities Accounts”), in which, immediately before the effectiveness of the Opinion Documents, the Common Security Trustee had a perfected security interest solely by virtue of control, becoming unperfected, assuming (a) the Accounts Agreement has been duly authorized, executed and delivered by each of the parties thereto and is the legally valid and binding obligation of such parties, (b) the Securities Intermediary’s jurisdiction (determined in accordance with Section 8-110(e) of the New York UCC) is the State of New York, (c) the Securities Accounts constitute “securities accounts” within the meaning of Section 8-501 of the New York UCC and (d) the Securities Intermediary, with respect to the Securities Accounts, is acting in its capacity as a “securities intermediary” as defined in Section 8-102(a)(14) of the New York UCC.

Insofar as our opinions relate to the validity, binding effect or enforceability of any agreement of the Company, they are subject to:

(i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, corporate benefit, financial assistance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or the judicial application of foreign laws or governmental actions affecting creditors’ rights;

(ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought;

(iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(iv) we express no opinion with respect to (a) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or

39

March [—], 2015

other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 11.01(d) of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any “swap” (as such term is defined in the Commodity Exchange Act), including any guarantee thereof, by the Parent who is not an “eligible participant” (as such term is defined in the Commodity Exchange Act), (g) tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, real property, land use or siting laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, stock exchange rules or rules of any clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps (without limiting other laws excluded by customary practice) and (h) the severability, if invalid, of provisions to the foregoing effect;

(v) we express no opinion with respect to (a) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (b) waivers of broadly or vaguely stated rights; (c) covenants not to compete; (d) provisions for exclusivity, election or cumulation of rights or remedies; (e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (h) proxies, powers and trusts; (i) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (j) the severability, if invalid, of provisions to the foregoing effect; and

(vi) we express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraphs 9 and 10 as to U.S. federal securities laws) (without limiting other laws excluded by customary practice).

Without limiting the generality of the foregoing, the opinions expressed above are also subject to the following limitations, exceptions and assumptions:

(i) The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the Applicable UCC, (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction, (iii) the effect of provisions of the Applicable UCC and other general legal principles that impose a duty to act in good faith and in a commercially reasonable manner, (iv) the effect of Sections 9-406, 9-407, 9-408 and 9-409 of the Applicable UCC on any provision of any Security Document that purports to prohibit, restrict, require consent for or otherwise condition the assignment of rights under such Security Document and (v) the effect of New York law and court decisions which provide that certain suretyship rights and defenses are available to a party that encumbers its property to secure the obligations of another.

40

March [—], 2015

(ii) Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review of the Cooperation Agreement, we have applied the laws of the State of New York in resolving such questions, although certain of the Specified Agreements may be governed by other laws which differ from New York law, (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.

(iii) Our opinions in paragraphs 11 and 12 above are limited to Article 9 of the New York UCC, our opinions in paragraph 13 are limited to Article 9 of the Delaware UCC and our opinions in paragraphs 14 and 15 are limited to Article 8 of the New York UCC, and therefore those opinion paragraphs, among other things, do not address collateral of a type not subject to, or excluded from the coverage of, Articles 8 and 9, as the case may be, of the Applicable UCC.

(iv) We have assumed that all members or managers (other than the Company) that are entities have duly taken such internal actions (such as board, member, manager, or partner approval) as may be necessary to enable them to duly act, and that they have duly acted (and duly executed and delivered the Opinion Documents), in their capacities as members or managers of the Company in connection with the Opinion Documents.

Additionally,

(v) Except as expressly set forth in paragraphs 11 through 15, we do not express any opinion with respect to the creation, validity, attachment or perfection of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property. Except to the extent of our opinion in the second sentence of numbered paragraph 14 of this opinion letter, we express no opinion with respect to the priority of any security interest or lien. The opinions above do not include any opinions with respect to compliance with laws relating to permissible rates of interest.

(vi) We express no opinion with respect to any agricultural lien or any collateral that consists of letter-of-credit rights, commercial tort claims, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, as-extracted collateral or cooperative interests.

(vii) We assume the descriptions of collateral contained in, or attached as schedules to, the Security Documents and any financing statements accurately and sufficiently describe the collateral intended to be covered by the Security Documents or such financing statements. Additionally, we express no opinion as to whether the phrases

41

March [—], 2015

“all personal property” or “all assets” or similarly general phrases would be sufficient to create a valid security interest in the collateral or particular item or items of collateral; however, we note that pursuant to Section 9-504 of the Applicable UCC the phrases “all assets” or “all personal property” can be a sufficient description of collateral for purposes of perfection by the filing of a financing statement.

(viii) We have assumed that each grantor of any security interest has, or with respect to after-acquired property will have, rights in the collateral granted by it or the power to transfer rights in such collateral, and that each such grantor has received value, and express no opinion as to the nature or extent of any grantor’s rights in any of the collateral and we note that with respect to any after-acquired property, the security interest will not attach until the applicable grantor acquires such rights or power.

(ix) We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the Applicable UCC) of collateral is governed and restricted by Section 9-315 of the Applicable UCC.

(x) We have assumed that the exact legal name of the Company is as set forth in the copies of the Governing Documents certified by the Delaware Secretary of State, and we have also assumed the accuracy of the other factual information set forth on the Company Financing Statements. We have assumed that the exact legal name of the Parent is as set forth in the copy of the organizational documents certified by the Delaware Secretary of State, and we have also assumed the accuracy of the other factual information set forth on the Company Financing Statements.

(xi) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(xii) We express no opinion with respect to any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Applicable UCC.

(xiii) We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the Applicable UCC.

(xiv) We call to your attention that a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, equity interests or other property that are not assignable under applicable law, or are subject to consent requirements or contractual or other prohibitions or restrictions on assignment, except to the extent that any such prohibitions, restrictions or consent requirements may be rendered ineffective to prevent the attachment of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC, as applicable, and we note that the extent of any security interest created in reliance on such UCC provisions may be limited. In addition, we call to your attention that your rights under the Security Documents as secured parties may be subject to the provisions of the organizational and governing

42

March [—], 2015

documents of any entity in which any equity interests (or other rights of equity holders or investors) are pledged and the provisions of the applicable laws under which any such entity is organized.

(xv) We express no opinion regarding any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, or any license or sublicense thereof or the proceeds of any of the foregoing except to the extent Article 9 of the Applicable UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein. In addition, we call to your attention that any license or sublicense of copyrights, patents, trademarks or other intellectual property may not be assignable unless such license or sublicense affirmatively permits the creation, perfection and enforcement of a security interest therein.

(xvi) We express no opinion as to the enforceability of any provision of any Security Document purporting to agree to the classification or type of any property for purposes of the Applicable UCC.

(xvii) We express no opinion with respect to the security interest of the Common Security Trustee for the benefit of any secured party except to the extent that the Common Security Trustee has been duly appointed as agent for such persons.

(xviii) We call to your attention that in the case of interests in partnerships and limited liability companies such interests are unlikely to be securities unless their terms expressly provide, and continue to provide, that they are securities governed by Article or Division 8 of the Uniform Commercial Code of the relevant jurisdiction.

(xix) We call to your attention to the fact that with respect to any collateral subject to a security interest under more than one security agreement in favor of the Common Security Trustee, a court may limit the enforceability of inconsistent provisions and may limit the ability of the Common Security Trustee to choose which agreement or provisions thereof to enforce.

(xx) We call to your attention that pursuant to Section 9-331 of the New York UCC, the Common Security Trustee will merely acquire priority over other creditors, if any, of the Pledgor with respect to the Pledged Securities and will not take its security interest therein free of such other creditors.

(xxi) We express no opinion with respect to the security interest of the Common Security Trustee in any of the following types of property: (a) any commodity contract; (b) an ownership interest evidenced by certificates, stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; or (c) any property credited to a securities account which property is of a type not subject to Article 9 of the New York UCC regardless of whether the securities intermediary has agreed to treat such property as a financial asset.

43

March [—], 2015

(xxii) We express no opinion with respect to any property or assets now or hereafter credited to any Securities Account that is a securities account except to the extent that (a) a “security entitlement” (as such term is defined in Section 8-102(a)(17) of the New York UCC) has been created and (b) such asset is a “financial asset” (as such term is defined in Section 8-102(a)(9) of the New York UCC). Furthermore, we express no opinion with respect to the nature or extent of the Securities Intermediary’s rights in, or title to, the securities or other financial assets underlying any “security entitlement” now or hereafter credited to a securities account. We note that to the extent the Securities Intermediary maintains any financial asset in a “clearing corporation” (as defined in Section 8-102(5) of the New York UCC), pursuant to Section 8-111 of the New York the rules of such clearing corporation may affect the rights of the Securities Intermediary.

(xxiii) We have assumed that since the original date of execution thereof and as amended by any amendment set forth in Exhibit C with respect thereto, no Specified Agreement has been amended, restated, modified, supplemented, or terminated and that no rights pursuant thereto have been released, waived, or modified either expressly or by any action or inaction of the parties thereto and that no party has defaulted on its obligations under the Specified Agreement.

(xxiv) We have assumed that since the original date of execution thereof and as amended by any amendment set forth in in the definition thereof, none of the Security Documents has been amended, restated, modified, supplemented, or terminated and that no rights pursuant thereto have been released, waived, or modified either expressly or by any action or inaction of the parties thereto and that no party has defaulted on its obligations under the Security Documents.

(xxv) We call to your attention that we did not act as counsel to the Company, the Parent or the Pledgor in connection with the original closing under the Security Documents and for purposes of this opinion we have assumed that immediately prior to the execution and delivery of the Indenture, the Notes and the Accession Agreement each of the Security Documents was duly authorized, executed and delivered by each party thereto and constituted the legally valid, binding and enforceable obligation of each party thereto and that the Common Security Trustee had a valid and perfected security interest in the Collateral.

(xxvi) We have assumed that any conditions to the effectiveness of the Opinion Documents, the Security Documents and the Specified Agreements have been satisfied or waived.

(xxvii) With respect to our opinion set forth in paragraph 7(iv) above, we express no opinion regarding the nature of the businesses in which the Company or any Opinion Party, or any of their respective affiliates, is engaged or the effect thereof.

(xxviii) We express no opinion as to the priority of the security interest as against any lien creditor to the extent that such security interest purports to secure any advances or other obligations other than those that are made without knowledge of the lien of such lien creditor or pursuant to a commitment entered into without knowledge of the lien of such lien creditor.

44

March [—], 2015

With your consent, for purposes of the opinion rendered in numbered paragraph 10 of this letter, we have assumed that the representations and agreements made by each of you and the Company contained in the Purchase Agreement are accurate and have been and will be complied with.

With your consent, we have assumed (a) that the Opinion Documents have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) the genuineness of all signatures and the legal capacity of all natural persons, (c) that the Opinion Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of the Opinion Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to any such matters in numbered paragraphs 7 and 10 herein.

This letter is furnished only to you in your capacity as representative of the several Initial Purchasers in their capacity as initial purchasers under the Purchase Agreement and is solely for the benefit of the Initial Purchasers in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or the other Initial Purchasers for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you or the other Initial Purchasers) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

45

March [—], 2015

EXHIBIT A

INITIAL PURCHASERS

J.P. Morgan Securities LLC

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Morgan Stanley & Co. LLC

Scotia Capital (USA) Inc.

Credit Suisse Securities (USA) LLC

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

HSBC Securities (USA) Inc.

Credit Agricole Securities (USA) Inc.

ING Financial Markets LLC

Banca IMI S.p.A.

Standard Chartered Bank

BBVA Securities Inc.

SMBC Nikko Securities America, Inc

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Santander Investment Securities Inc.

CIBC World Markets Corp.

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

March [—], 2015

EXHIBIT B

COMPANY FINANCING STATEMENTS

March [—], 2015

EXHIBIT C

SPECIFIED AGREEMENTS1

Amended and Restated Common Terms Agreement, dated as of May 28, 2013, among the Company, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the Common Security Trustee and the Intercreditor Agent (the “Common Terms Agreement”)

Amended and Restated Credit Agreement (Term Loan A), dated as of May 28, 2013, among the Company, the Term Loan A Administrative Agent, the Common Security Trustee, and the Construction/Term Loan Lenders party thereto (the “Term A Credit Agreement”)

Base Indenture

KEXIM Direct Facility Agreement, dated as of May 28, 2013, among the Company, KEB NY Financial Corp. (the “KEXIM Facility Agent”), the Common Security Trustee and the Export-Import Bank of Korea (“KEXIM”)

KEXIM Covered Facility Agreement, dated as of May 28, 2013, among the Company, the KEXIM Facility Agent, the Common Security Trustee, KEXIM and the lenders party thereto

KSURE Covered Facility Agreement, dated as of May 28, 2013, among the Company, the Korea Development Bank, New York Branch (the “KSURE Facility Agent”), the Common Security Trustee and the lenders party thereto

Security Agreement

Accounts Agreement

Pledge Agreement

Amended & Restated Direct Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and BG Gulf Coast LNG, LLC in connection with the BG SPA

Amended & Restated Direct Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and BG Energy Holdings Limited in connection with the BG SPA Guarantee

Amended & Restated Direct Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and Gas Natural Aprovisionamientos SDG S.A. in connection with the GN SPA

Amended and Restated Direct Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and Gas Natural SDG S.A. in connection with the GN SPA Guarantee

[1]	Capitalized terms used in this Exhibit C but not defined herein shall have the meaning assigned to such term in the Common Terms Agreement as existing on the date of this opinion.

March [—], 2015

Amended and Restated Direct Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and ConocoPhillips Company relating to the CP License Agreements

Amended & Restated Acknowledgement and Consent Agreement, dated as of May 28, 2013 by and among the Company, the Common Security Trustee and Bechtel Oil, Gas and Chemicals, Inc. in connection with the Train One and Train Two EPC Contract

Amended & Restated Acknowledgement and Consent Agreement with Lender, dated as of May 28, 2013 by and among the Company, the Common Security Trustee and Bechtel Global Energy, Inc. in connection with the parent guarantee delivered pursuant to the Train One and Train Two EPC Contract

Amended & Restated Acknowledgement and Consent Agreement, dated as of May 28, 2013 by and among the Company, the Common Security Trustee and Bechtel Oil, Gas and Chemicals, Inc. in connection with the Train Three and Train Four EPC Contract

Amended & Restated Acknowledgement and Consent Agreement with Lender, dated as of May 28, 2013 by and among the Company, the Common Security Trustee and Bechtel Global Energy, Inc. in connection with the parent guarantee delivered pursuant to the Train Three and Train Four EPC Contract

Amended & Restated Consent and Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and the City of Port Arthur in connection with the Water Agreement

Amended and Restated Consent and Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and Sabine Pass LNG, L.P. in connection with the TUA

Amended and Restated Consent and Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee, Sabine Pass LNG, L.P. and Cheniere Energy Investments, LLC in connection with the Terminal Use Rights Assignment and Agreement

Amended and Restated Consent and Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and Sabine Pass LNG, L.P. in connection with the Cooperation Agreement

Amended and Restated Consent and Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and Cheniere Creole Trail Pipeline, L.P. in connection with the Creole Trail Precedent Agreement

Direct Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and Korea Gas Corporation in connection with the KoGas SPA

Direct Agreement, dated as of May 28, 2013, by and among the Company, the Common Security Trustee and GAIL (India) Limited in connection with the GAIL SPA

Amended and Restated Security Agency Agreement, dated as of May 28, 2013, among the Company, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the Common Security Trustee, the Depositary Bank and the Intercreditor Agent

Amended and Restated Intercreditor Agreement, dated as of May 28, 2013, among each Secured Debt Holder Group Representative party thereto, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the Common Security Trustee and the Intercreditor Agent, as amended pursuant to the Second Omnibus Amendment dated January 9, 2013

March [—], 2015

License Agreement between the Company and ConocoPhillips Company, dated as of May 3, 2012 (the “Stage 1 License Agreement”)

Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass Liquefaction Facilities, dated as of November 11, 2011, between the Company and the Bechtel Oil, Gas and Chemicals, Inc. (as supplemented by (a) any Change Order executed prior to the Closing Date that was entered into in accordance with, or as permitted or contemplated by, the Original Common Terms Agreement and (b) the Umbrella Insurance Agreement) (the “Train One and Train Two EPC Contract”)

Parent Guarantee, dated as of November 11, 2011, issued by Bechtel Global Energy, Inc. for the benefit of the Company (“Train One and Train Two EPC Contract Guarantee”)

Lump Sum Turnkey Agreement, dated December 20, 2012, for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 2 Liquefaction Facility by and between the Company and Bechtel Oil, Gas and Chemicals, Inc. as Contractor, as supplemented by the Umbrella Insurance Agreement (“Train Three and Train Four EPC Contract”)

Parent Guarantee, dated as of December 20, 2012, issued by Bechtel Global Energy, Inc. for the benefit of the Company (“Train Three and Train Four EPC Contract Guarantee”)

Amended and Restated LNG Sale and Purchase Agreement (FOB), dated January 25, 2012, between the Company and BG Gulf Coast LNG, LLC (the “BG SPA”)

LNG Sale and Purchase Agreement (FOB), dated November 21, 2011, between the Company and Gas Natural Aprovisionamientos SDG S.A., as amended April 3, 2013 (the “GN SPA”)

LNG Sale and Purchase Agreement (FOB), dated as of November 11, 2011, between the Company and GAIL (India) Limited, as amended February 18, 2013 (the “GAIL SPA”)

LNG Sale and Purchase Agreement (FOB), dated as of January 30, 2012, between the Company and Korea Gas Corporation, as amended February 18, 2013 (the “KoGas SPA”)

LNG Sale and Purchase Agreement (FOB), dated as of March 25, 2013, between the Company and Centrica plc (the “Centrica SPA”)

Guaranty Agreement, dated as of April 13, 2012, issued by BG Energy Holdings Limited for the benefit of the Company (the “BG SPA Guarantee”)

Parent Guarantee, dated as of November 21, 2011, issued by Gas Natural SDG S.A. for the benefit of the Company (the “GN SPA Guarantee”)

Second Amended and Restated LNG Terminal Use Agreement, dated as of July 31, 2012, between the Company and Sabine Pass LNG, L.P., a Delaware limited partnership, as supplemented by that certain Letter Agreement, dated May 28, 2013 (the “TUA”)

March [—], 2015

Transportation Precedent Agreement, dated as of August 6, 2012, between Cheniere Creole Trail Pipeline, L.P. and the Company, as amended by that certain First Amendment to Firm Transportation Agreement, dated November 5, 2012 (the “Creole Trail Precedent Agreement”)

Terminal Use Rights Assignment and Agreement, dated as of July 31, 2012, among the Company, Sabine Pass LNG, L.P., a Delaware limited partnership, and Cheniere Energy Investments, LLC (the “Terminal Use Rights Assignment and Agreement”)

Cooperation Agreement between the Company and Sabine Pass LNG, L.P., a Delaware limited partnership, as supplemented by that certain Letter Agreement dated May 28, 2013 (the “Cooperation Agreement”)

Water Service Agreement, dated as of December 21, 2011, between the City of Port Arthur and the Borrower, as amended by that certain First Amendment to Water Service Agreement, dated as of June 12, 2012 and that certain Second Amendment to Water Service Agreement, dated as of December 31, 2012 (the “Water Agreement”)

Senior Letter of Credit and Reimbursement Agreement, dated as of April 21, 2014, among the Company, The Bank of Nova Scotia, as senior issuing bank and administrative agent, Société Générale, as Common Security Trustee and the lenders named therein

EXHIBIT B

FORM OF OPINION OF ANDREWS KURTH LLP

March [    ], 2015

J.P. Morgan Securities LLC,

as representative of the initial purchasers

referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	5.625% Senior Secured Notes due 2025 issued by Sabine Pass Liquefaction, LLC

Ladies and Gentlemen:

We have acted as special counsel to (a) Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Issuer”), and (b) Sabine Pass LNG-LP, LLC, a Delaware limited liability company (the “Pledgor”), to render this legal opinion in connection with the Purchase Agreement, dated February 26, 2015, between the Issuer and J.P. Morgan Securities LLC, as representative of the initial purchasers listed on Schedule A to the Purchase Agreement, relating to the sale of $2,000,000,000 aggregate principal amount of the Issuer’s 5.625% Senior Secured Notes due 2025 (the “Notes”).

The Issuer and the Pledgor are referred to herein, collectively, as the “Opinion Entities” and, individually, as an “Opinion Entity”.

Capitalized terms used but not defined in the body of this opinion letter have the respective meanings ascribed to such terms in Annex I hereto. We are furnishing this opinion letter to you pursuant to Section 7(d)(ii) of the Purchase Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Issuer’s Final Offering Memorandum, dated March [    ], 2015 (the “Offering Memorandum”), relating to the Notes;

(b) the Transaction Documents;

March [    ], 2015

(c) the Secretary’s Certificates; and

(d) such records of the Opinion Entities and such agreements, certificates of public officials, certificates of officers or other representatives of the Opinion Entities and others and such other documents as we have deemed necessary or appropriate as a basis for factual matters supporting the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deemed appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Opinion Entities (including, without limitation, the representations made by the Opinion Entities in the Transaction Documents), and (ii) statements and certifications of public officials and others.

We express no opinion as to the laws of any jurisdiction other than (i) the applicable laws of the State of New York; (ii) the applicable laws of the State of Texas; (iii) the applicable laws of the United States of America; and (iv) the Limited Liability Company Act of the State of Delaware (the “DE LLCA”). When we refer to “applicable laws” in this opinion letter, we mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance, antitrust, utility, energy or pipeline regulatory law, rule or regulation.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. (a) The Pledgor is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.

(b) The Issuer is in good standing under the laws of the State of Texas.

2. (a) The Pledgor has the limited liability company power and authority under the laws of the State of Delaware to incur and perform all of its obligations under the Transaction Documents to which it is a party.

(b) The Issuer has the limited liability company power and authority under the laws of the State of Delaware to incur and perform all of its obligations under the Transaction Documents to which it is a party.

March [    ], 2015

3. None of the incurrence or performance by each of the Opinion Entities of its obligations under each of the Transaction Documents to which it is a party (each in accordance with the terms of such Transaction Documents), (i) results or will result in any violation of (A) the applicable laws of the United States of America, (B) the applicable laws of the State of New York, (C) the applicable laws of the State of Texas, or (D) the DE LLCA; or (ii) constitutes or will constitute a breach or violation of such Opinion Entity’s Organizational Documents.

4. No Governmental Approval, which has not been obtained or taken and which is not in full force and effect, is required for the incurrence or performance of any Opinion Entity’s obligations under the Transaction Documents to which it is a party, or the enforceability of such Transaction Documents against such Opinion Entity on the date hereof.

5. (a) Each New York Law Financing Document constitutes a legal, valid and binding obligation of the Opinion Entity party thereto, enforceable against such Opinion Entity in accordance with its terms under the applicable laws of the State of New York.

(b) Each New York Law Project Document constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms under the applicable laws of the State of New York.

(c) Each Texas Law Transaction Document constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms under the applicable laws of the State of Texas.

Our opinions are subject to the following limitations, qualifications, exceptions and assumptions:

(i) Our opinions in paragraph 5 above may be:

(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

(ii) We wish to point out that certain rights, remedies, and waivers under the Security Documents, the Direct Agreements (New York Law) and the Water Direct Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Documents, the Direct Agreements (New York Law) and the Water Direct Agreement; provided, that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to Société Générale, as Common Security Trustee, inadequate for the

March [    ], 2015

practical realization of the substantive benefits purported to be provided to Société Générale, as Common Security Trustee, by the Security Documents, the Direct Agreements (New York Law) and the Water Direct Agreement (except for the economic consequences of procedural or other delay).

(iii) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Opinion Entities are based solely upon our review of certificates and other communications from the appropriate public officials.

(iv) Insofar as it pertains to the choice of law provisions of the New York Law Financing Documents and New York Law Project Documents purporting to select New York law as governing, or to constitute a submission to the jurisdiction of one or more specified courts or to waive the right to object to any court as an inconvenient forum, our opinions in paragraphs 5(a) and 5(b) above are rendered solely in reliance upon New York General Obligations Law §§ 5-1401 and 5-1402, and New York Civil Practice Law and Rules 327(b), and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or (in the case of provisions purporting to select New York law as governing) a United States Federal court sitting in New York and applying New York choice of law rules, including said § 5-1401.

(v) Insofar as it pertains to the choice of law provisions of the Texas Law Transaction Documents purporting to select Texas law as governing, our opinion in paragraph 5(c) above is rendered solely in reliance upon Chapter 271 of the Texas Business and Commerce Code, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of Texas or a United States Federal court sitting in Texas and applying Texas choice of law rules, including said Chapter 271. In relying upon said Chapter 271 we have assumed that a substantial part of the negotiations relating to the transactions contemplated by the Texas Law Transaction Documents occurred in the State of Texas and the Texas Law Transaction Documents were signed in the State of Texas by a party to such transactions.

(vi) In respect of the Transaction Documents, we express no opinion as to the validity, enforceability or effect of:

(1) any provisions that relate to indemnification, exculpation, contribution or reimbursement obligations to the extent any such provisions (i) would purport to exculpate or exempt a party from, or require indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation), or (iii) are determined to be contrary to public policy;

(2) any provisions providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

March [    ], 2015

(3) any provisions relating to severability or separability;

(4) any provisions purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;

(5) any provisions purporting that any power of attorney granted is irrevocable;

(6) any provisions purporting to set forth an agreement to agree on any matter;

(7) any provisions purporting to establish particular notice periods or actions as “reasonable,” to modify rules of construction, to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any person or permit any person to act in its sole discretion or judgment or to waive rights to notice (including, without limitation, notice of default, acceleration, demands, defenses, counterclaims or setoffs);

(8) any provisions purporting to require the disregard of mandatory choice of law rules;

(9) any provisions purporting to waive or disclaim defenses, claims or rights that cannot be waived or disclaimed under applicable law, or any provisions that purport to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(10) any provisions purporting to obligate any person to perform an obligation by reference to a standard that may not be objectively determinable;

(11) any provisions purporting to set forth obligations of any party by reference to and/or incorporation of any provision of any agreement or instrument (other than a Transaction Document) or any rule, regulation, guideline, standard, principle or system, or that consist of or employ provisions (whether operative or definitional) contained in any such other agreement or instrument, or rule, regulation, guideline, standard, principle or system;

(12) any provisions purporting to require the payment of liquidated damages or termination payments;

(13) any provisions purporting to disclaim any warranty;

March [    ], 2015

(14) any provisions purporting to toll any applicable statute of limitations;

(15) any provisions purporting to set forth any guarantor’s obligations as those of a “primary obligor” rather than as a surety;

(16) any provisions purporting to obligate an Opinion Entity to exercise control over any person to the extent such Opinion Entity does not have any right to do so or purporting to bind (or create rights in favor of) non-parties; and

(17) any provisions purporting to provide for the submission to the jurisdiction of any court that lacks jurisdiction, relating to waiver of inconvenient forum or waiver of trial by jury or relating to arbitration or resolving disputes by experts.

(vii) Our opinions in Section 5(c) as to the Texas Law Transaction Documents may be limited by (a) the provisions of Section 130.002 of the Texas Civil Practice and Remedies Code regarding limitations on the indemnification of architects, (b) Chapter 28 of the Texas Property Code regarding prompt payment to contractors and subcontractors, (c) Section 16.071 of the Texas Civil Practice and Remedies Code regarding the time period for a claimant to give notice of a claim for damages as a condition precedent to the right to sue on a contract, (d) Section 16.070 of the Texas Civil Practice and Remedies Code regarding permitted contractual limitations on when a claimant may bring suit on a contract, (e) Section 38.002 of the Texas Civil Practice and Remedies Code providing for the notice time period in order for a claimant to recover attorneys’ fees, and (f) the enforceability of any indemnity or release provisions in a Texas Law Transaction Document that do not meet the “express negligence” and “clear and conspicuous” rules adopted by the Texas Supreme Court. Furthermore, Section 28.009 of the Texas Property Code provides that if an owner fails to pay a contractor undisputed amounts within the time limits set forth in Chapter 28 of the Texas Property Code, the contractor may suspend contractually required performance on the tenth (10th) day after the date the contractor provides the owner, and, if certain conditions precedent are satisfied, its lender, the notice required pursuant to Section 28.009(a) of the Texas Property Code.

(viii) We express no opinion as to, or as to the effect on the opinion expressed herein of, any provision set forth in any Transaction Document that references or incorporates by reference any law, rule, regulation, act or statute of the State of Louisiana (including, without limitation, Sections 9.3 and 11.3 of the Management Services Agreement, Sections 5.6 and 12.4 of the O&M Agreement and Section 10.15 of the Security Agreement).

(ix) We express no opinion herein with respect to any schedules, exhibits or annexes to, or any provisions set forth in, any of the Transaction Documents that (i) are technical in nature; (ii) relate to calculations, specifications or measurements; (iii) describe the Liquefaction Project or facility referenced therein or the equipment, plans, designs, procedures, testing, operations or specifications related thereto; or (iv) describe the systems related to the Liquefaction Project or facility referenced therein, including the accuracy or adequacy of the foregoing.

March [    ], 2015

(x) With respect to any Transaction Documents that were executed and delivered by the parties thereto prior to the date hereof, we have assumed that such Transaction Documents have not been amended, modified, supplemented or terminated in any respect and that such Transaction Documents remain in full force and effect.

(xi) In connection with our opinions expressed above, we have assumed (except as to the Opinion Entities to the extent that we express our opinions above): (a) that each of the parties to the Transaction Documents and to the other documents we have examined, reviewed or relied upon in connection with this opinion (collectively, the “Reviewed Documents”) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (b) that each of the parties to each of the Reviewed Documents has the power and authority (corporate, partnership, limited liability company or other) to execute and deliver, and to incur and perform all obligations under, the Reviewed Documents; (c) the due authorization by all requisite action (corporate, partnership, limited liability company or other), and the due execution and delivery by or on behalf of the parties to each of the Reviewed Documents; (d) to the extent that such documents purport to constitute agreements, that each of the Reviewed Documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms; (e) that the execution and delivery of the Reviewed Documents and the incurrence and performance of the obligations of the parties thereto under the Reviewed Documents do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (I) the certificate or articles of incorporation, certificate of formation, by-laws, partnership agreement, operating agreement or other organizational documents of any such party, (II) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (III) any law, rule or regulation, (IV) any judicial or administrative order or decree of any governmental authority or regulatory body, or (V) any authorization, consent or other approval of, or registration, recording or filing with, any court, governmental authority or regulatory body, in each case, to which any party to the Reviewed Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected; and (f) that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by any person of the Reviewed Documents, the incurrence or performance by any of the parties thereto of its obligations or the consummation of the transactions contemplated thereby. In this paragraph (xi), all references to parties to the Reviewed Documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

This opinion is being furnished only to you in connection with the sale of the Notes under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person, including any purchaser of any Note from you and any subsequent purchaser of any Note, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

ANNEX I

TO OPINION

DEFINED TERMS

As used herein and in the opinion letter to which this Annex I is attached, the following terms have the respective meanings set forth below:

“Accounts Agreement” means the Amended and Restated Accounts Agreement, dated as of May 28, 2013, among the Issuer, Société Générale, as Common Security Trustee, and Compass Bank d.b.a. BBVA Compass, as Accounts Bank.

“BG A&R Sale and Purchase Agreement” means the Amended and Restated LNG Sale and Purchase Agreement (FOB), dated as of January 25, 2012, between the Issuer and BG Gulf Coast LNG, LLC.

“BG Direct Agreement” means the Amended and Restated Direct Agreement, dated as of May 28, 2013, among BG Gulf Coast LNG, LLC, Société Générale, as Common Security Trustee, and the Issuer.

“BG Guarantor Direct Agreement” means the Amended and Restated Direct Agreement, dated as of May 28, 2013, among BG Energy Holdings Limited, Société Générale, as Common Security Trustee, and the Issuer.

“BG Sale and Purchase Agreement Parent Guaranty” means the Guaranty Agreement, dated as of April 13, 2012, between BG Energy Holdings Limited and the Issuer.

“Centrica Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement (FOB), dated as of March 22, 2013, between Centrica plc and the Issuer.

“CMI Direct Agreement” means the Amended and Restated Consent and Agreement, dated as of May 28, 2013, among Cheniere Marketing, LLC, Société Générale, as Common Security Trustee, and the Issuer.

“CMI Sale and Purchase Agreement” means the Amended and Restated LNG Sale and Purchase Agreement (FOB), dated as of August 5, 2014, between Cheniere Marketing, LLC and the Issuer.

“Common Terms Agreement” means the Amended and Restated Common Terms Agreement, dated as of May 28, 2013, among the Issuer, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives and the Secured Gas Hedge Representatives that are parties thereto from time to time, Société Générale, as Common Security Trustee, and Société Générale, as Intercreditor Agent.

“ConocoPhillips Direct Agreement” means the Amended and Restated Direct Agreement, dated as of May 28, 2013, among ConocoPhillips Company, Société Générale, as Common Security Trustee, and the Issuer.

Annex I-1

“ConocoPhillips License Agreement” means, collectively (i) the License Agreement, dated May 3, 2012, between the Issuer and ConocoPhillips Company and (ii) the License Agreement, dated December 21, 2012, between the Issuer and ConocoPhillips Company.

“Creole Trail Direct Agreement” means the Consent and Agreement, dated as of May 28, 2013, among Cheniere Creole Trail Pipeline, L.P., the Common Security Trustee, and the Issuer.

“Creole Trail Precedent Agreement” means the Transportation Precedent Agreement, dated as of August 6, 2012, between Cheniere Creole Trail Pipeline, L.P. and the Issuer, as amended by that certain First Amendment to Transportation Precedent Agreement Firm Transportation Services, dated as of November 5, 2012.

“Direct Agreements (New York Law)” means, collectively, the (i) the EPC Direct Agreements, (ii) the EPC Guarantor Direct Agreements, (iii) the BG Direct Agreement, (iv) the BG Guarantor Direct Agreement, (v) the GN Direct Agreement, (vi) the GN Guarantor Direct Agreement, (vii) the CMI Direct Agreement, (viii) the MSA Direct Agreement, (ix) the O&M Direct Agreement, (x) the Sabine Pass TUA Direct Agreement, (xi) the Terminal Use Rights Assignment and Agreement Direct Agreement, (xii) the ConocoPhillips Direct Agreement, and (xiii) the Creole Trail Direct Agreement.

“EPC Contracts” means the Stage 1 EPC Contract and the Stage 2 EPC Contract.

“EPC Direct Agreements” means the Stage 1 EPC Direct Agreement and the Stage 2 EPC Direct Agreement.

“EPC Guarantor Direct Agreements” means the Stage 1 EPC Guarantor Direct Agreement and the Stage 2 EPC Guarantor Direct Agreement.

“EPC Parent Guarantees” means, collectively (i) the Stage 1 EPC Parent Guarantee, and (ii) the Stage 2 EPC Parent Guarantee.

“Gail Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement (FOB), dated December 11, 2011, between the Issuer and Gail (India) Limited, as amended by Amendment No. 1 of LNG Sale and Purchase Agreement, dated as of February 18, 2013.

“GN Direct Agreement” means the Amended and Restated Direct Agreement, dated as of May 28, 2013, among Gas Natural Aprovisionamientos SDG S.A., Société Générale, as Common Security Trustee, and the Issuer.

“GN Guarantor Direct Agreement” means the Amended and Restated Direct Agreement, dated as of May 28, 2013, among Gas Natural SDG S.A., Société Générale, as Common Security Trustee, and the Issuer.

“GN Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement (FOB), dated November 21, 2011, between the Issuer and Gas Natural Aprovisionamientos SDG S.A., as amended by Amendment No. 1 of LNG Sale and Purchase Agreement, dated as of April 3, 2013.

Annex I-2

“GN Sale and Purchase Agreement Parent Guaranty” means the Guaranty Agreement, dated as of November 21, 2011, between Gas Natural SDG S.A. and the Issuer.

“Governmental Approval” means any consent, permit, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to (i) the applicable laws of the State of New York; (ii) the applicable laws of the State of Texas; or (iii) the applicable laws of the United States of America.

“Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas or the United States of America.

“Kogas Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement (FOB), dated January 30, 2012, between the Issuer and Korea Gas Corporation, as amended by Amendment No. 1 of LNG Sale and Purchase Agreement, dated as of February 18, 2013.

“Liquefaction Project” has the meaning assigned to such term in the Offering Memorandum.

“Management Services Agreement” means the Management Services Agreement, dated as of May 14, 2012, between Cheniere LNG Terminals, Inc. and the Issuer.

“MSA Direct Agreement” means the Amended and Restated Consent and Agreement, dated as of May 28, 2013, among Cheniere LNG Terminals, Inc., Société Générale, as Common Security Trustee, and the Issuer.

“NGPL Pipeline Transportation Agreements” means, collectively, (i) the Transportation Rate Schedule FTS Agreement, dated October 29, 2012, between Natural Gas Pipeline Company of America LLC and the Issuer, as amended by that certain Amendment No. 1, dated June 18, 2013, and (ii) the Transportation Rate Schedule FTS Agreement, dated June 18, 2013, between Natural Gas Pipeline Company of America LLC and the Issuer.

“NGPL Precedent Agreement” means the Precedent Agreement, dated August 2, 2012, between Natural Gas Pipeline Company of America LLC and the Issuer.

“New York Law Financing Documents” means, collectively, (i) the Common Terms Agreement, (ii) the Security Agreement, (iii) the Accounts Agreement, (iv) the Pledge Agreement, (v) the Security Agency Agreement, and (vi) the Direct Agreements (New York Law).

“New York Law Project Documents” means, collectively, (i) the GN Sale and Purchase Agreement, (ii) the BG A&R Sale and Purchase Agreement, (iii) the BG Sale and Purchase Agreement Parent Guaranty, (iv) the GN Sale and Purchase Agreement Parent Guaranty, (v) the CMI Sale and Purchase Agreement, (vi) the Sabine Pass TUA, (vii) the Terminal Use Rights Assignment and Agreement, (viii) the Kogas Sale and Purchase Agreement, (ix) the Gail Sale and Purchase Agreement, and (x) the Centrica Sale and Purchase Agreement.

“O&M Agreement” means the Operation and Maintenance Agreement (Sabine Pass Liquefaction Facilities), dated as of May 14, 2012, among Cheniere Energy Investments, LLC (as successor in interest to Cheniere Energy Partners GP, LLC), the Issuer and Cheniere LNG O&M Services, LLC.

Annex I-3

“O&M Direct Agreement” means the Second Amended and Restated Consent and Agreement, dated as of November 20, 2013, among Cheniere Energy Investments, LLC, Cheniere LNG O&M Services, LLC, Société Générale, as Common Security Trustee, and the Issuer.

“Organizational Documents” means, collectively, the organizational documents of the Opinion Entities listed in Annex II hereto and certified to us as true and complete pursuant to the Secretary’s Certificates.

“Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of May 28, 2013, between the Pledgor and Société Générale, as Common Security Trustee.

“Sabine Pass TUA” means the Second Amended and Restated LNG Terminal Use Agreement, dated as of July 31, 2012, between the Issuer and Sabine Pass LNG, L.P. (as supplemented by that certain Letter Agreement, dated as of May 28, 2013, with respect to minimum inventory and nonconforming gas).

“Sabine Pass TUA Direct Agreement” means the Amended and Restated Consent and Agreement, dated as of May 28, 2013, among Sabine Pass LNG, L.P., Société Générale, as Common Security Trustee, and the Issuer.

“Secretary’s Certificates” means, collectively, the certificates dated the date hereof of the secretaries or assistant secretaries of the Opinion Entities delivered in connection with the Purchase Agreement and those certificates of such persons delivered to the Facility Agents (as defined in the Common Terms Agreement) on May 28, 2013 pursuant to Section 5.1 of the Common Terms Agreement, and certifying as to, inter alia, the incumbency and specimen signatures of the Opinion Entities’ signatories, the Organizational Documents and the Opinion Entities’ resolutions authorizing the execution, delivery and performance of the Transaction Documents to which they are a party and the transactions contemplated thereby.

“Security Agency Agreement” means the Amended and Restated Security Agency Agreement, dated as of May 28, 2013, among the Issuer, the “Secured Debt Holder Group Representatives” party thereto, the “Secured Hedge Representatives” party thereto, the “Secured Gas Hedge Representatives” party thereto, Société Générale, as Common Security Trustee, Société Générale, as the Intercreditor Agent, and Compass Bank d.b.a. BBVA Compass, as Accounts Bank.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of May 28, 2013, between the Issuer and Société Générale, as Common Security Trustee.

“Security Documents” means, collectively, (i) the Security Agreement, (ii) the Pledge Agreement, and (iii) the Accounts Agreement.

Annex I-4

“Stage 1 EPC Contract” means the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Liquefaction Facility, dated as of November 11, 2011, between the Issuer and Bechtel Oil, Gas and Chemicals, Inc.

“Stage 1 EPC Direct Agreement” means the Amended and Restated Acknowledgment and Consent Agreement, dated as of May 28, 2013, among Bechtel Oil, Gas and Chemicals, Inc., the Common Security Trustee and the Issuer.

“Stage 1 EPC Guarantor Direct Agreement” means the Amended and Restated Acknowledgment and Consent Agreement with Lender, dated as of May 28, 2013, among Bechtel Global Energy, Inc., the Common Security Trustee and the Issuer.

“Stage 1 EPC Parent Guarantee” means the Parent Guarantee, dated November 11, 2011, by Bechtel Global Energy, Inc. in favor of the Issuer.

“Stage 2 EPC Contract” means the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 2 Liquefaction Facility, dated as of December 20, 2012, between the Issuer and the EPC Contractor.

“Stage 2 EPC Direct Agreement” means the Acknowledgment and Consent Agreement, dated as of May 28, 2013, among Bechtel Oil, Gas and Chemicals, Inc., the Common Security Trustee and the Issuer.

“Stage 2 EPC Guarantor Direct Agreement” means the Acknowledgment and Consent Agreement with Lender, dated as of May 28, 2013, among Bechtel Global Energy, Inc., the Common Security Trustee and the Issuer.

“Stage 2 EPC Parent Guarantee” means the Guaranty and Indemnity Agreement, dated as of December 20, 2012, by Bechtel Global Energy, Inc. in favor of the Issuer.

“Terminal Use Rights Assignment and Agreement” means the Terminal Use Rights Assignment and Agreement, dated as of July 31, 2012, among Cheniere Energy Investments, LLC, the Issuer and Sabine Pass LNG, L.P.

“Terminal Use Rights Assignment and Agreement Direct Agreement” means the Amended and Restated Consent and Agreement, dated as of May 28, 2013, among Cheniere Energy Investments, LLC, Sabine Pass LNG, L.P., Société Générale, as Common Security Trustee, and the Issuer.

“Texas Law Project Documents” means, collectively, (i) the Management Services Agreement, (ii) the O&M Agreement, (iii) the EPC Contracts, (iv) the EPC Parent Guarantees, (v) the Water Agreement, (vi) the ConocoPhillips License Agreement, (vii) the NGPL Precedent Agreement, (viii) the NGPL Pipeline Transportation Agreements, and (ix) the Creole Trail Precedent Agreement.

“Texas Law Transaction Documents” means, collectively, (i) the Texas Law Project Documents, and (ii) the Water Direct Agreement.

Annex I-5

“Transaction Documents” means, collectively, (i) the New York Law Financing Documents, (ii) the New York Law Project Documents, and (iii) the Texas Law Transaction Documents.

“Water Agreement” means the Water Service Agreement, dated as of December 21, 2011, between the Issuer and City of Port Arthur, as amended by the First Amendment to Water Service Agreement dated as of June 12, 2012 2012, and as further amended by that certain Second Amendment to Water Service Agreement, dated as of December 31, 2012.

“Water Direct Agreement” means the Amended and Restated Consent and Agreement, dated as of May 28, 2013, among City of Port Arthur, Société Générale, as Common Security Trustee, and the Issuer.

Annex I-6

ORGANIZATIONAL DOCUMENTS

Sabine Pass Liquefaction, LLC

Certificate of Formation of Sabine Pass Liquefaction, LLC as filed with the secretary of State of the State of Delaware on June 24, 2010

First Amended and Restated Limited Liability Company Agreement of Sabine Pass Liquefaction, LLC, dated July 31, 2012

Sabine Pass LNG-LP, LLC

Certificate of Formation of Sabine Pass LNG-LP, LLC as filed with the secretary of State of the State of Delaware on February 7, 2005

Amended and Restated Limited Liability Company Agreement of Sabine Pass LNG-LP, LLC, dated August 9, 2012

Annex II-1

EXHIBIT C

FORM OF OPINION OF NORTON ROSE FULBRIGHT US LLP

March ?, 2015

Norton Rose Fulbright US LLP 666 Fifth Avenue, 31st Floor New York, New York 10103-3198 United States Tel +1 212 318 3000 Fax +1 212 318 3400 nortonrosefulbright.com

DRAFT SUBJECT TO OPINION COMMITTEE REVIEW AND REVISION

JP Morgan Securities, LLC

As representative of the Purchasers (“Representative”),

c/o JP Morgan Securities, LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We serve as special energy regulatory counsel to Sabine Pass Liquefaction, LLC (“Company”), a Delaware limited liability company, and Sabine Pass LNG, L.P. (“Sabine Pass LNG”), a Delaware limited partnership, each with a place of business at 700 Milam Street, Suite 800, Houston, Texas, 77002, in connection with applications as specified in Annex A attached hereto filed with the Federal Energy Regulatory Commission (“FERC”) pursuant to Section 3 of the Natural Gas Act (“NGA”), 15 U.S.C. § 717b (2012), seeking authorization for the siting, construction and operation of liquefied natural gas export terminal facilities to be located in Cameron Parish, Louisiana (“Project”).

We also serve as special energy regulatory counsel to the Company in connection with applications as specified in Annex A attached hereto filed with the U.S. Department of Energy, Office of Fossil Energy (“DOE/FE”) pursuant to Section 3 of the NGA, 15 U.S.C. § 717b (2012), seeking authorization for the export of liquefied natural gas from the Project.

We have not been engaged by the Company or Sabine Pass LNG with regard to corporate or partnership matters generally. Accordingly, our familiarity with the Company or Sabine Pass LNG and any affiliates, as well as their business and legal affairs, is limited; however, we have obtained the information we deemed necessary to provide the opinions set forth herein through our review of the documents set forth in Annex C.

We do not represent the Representative in these matters. In arriving at the opinions expressed below, we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of the documents listed in Annex C hereto. We also have reviewed such matters of law and other documents as we have deemed necessary to form a basis for the opinions hereinafter expressed. In such examination, we have assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of all documents submitted to us as original documents, the authenticity of the originals of all such documents submitted to us as certified or photostatic copies, the authenticity and accuracy of all documents available on the FERC’s and DOE/FE’s official websites, and the absence of duress or fraud in connection with the application for and grant of the permits which are the subject of the opinions set forth below.

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa (incorporated as Deneys Reitz, Inc.), each of which is a separate legal entity, are members of Norton Rose Fulbright Verein, a Swiss Verein. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients.

JP Morgan Securities, LLC March ?, 2015 Page 69

This opinion letter is expressly limited in all respects to the NGA, and the implementing rules and regulations of the FERC and DOE/FE, to the extent applicable (“Covered Laws”). No opinion is being expressed with respect to any matters that may arise under any other laws of the United States or any other jurisdiction, or any effect that such laws might have on the opinions set forth herein.

Based upon the foregoing and subject to the qualifications, exceptions, assumptions, limitations and observations set forth herein, we are of the opinion that:

1.	Under the FERC Export Orders (as defined in Annex B), FERC authorized the Company and Sabine Pass LNG under Section 3 of the NGA to site, construct and operate the Project, as described or otherwise limited by the FERC Regulatory Filings (as defined in Annex A) and the FERC Export Orders. The FERC Export Orders are in full force and effect. The FERC Export Orders are also final and non-appealable, with the exceptions of the FERC Additional Capacity Orders and the FERC February 18 Letter Order (all as defined in Annex B). One party has filed a petition for review of the FERC Additional Capacity Orders pursuant to Section 19 of the NGA, 15 U.S.C. § 717r (2012), in the United States Court of Appeals for the District of Columbia Circuit. The FERC February 18 Letter Order remains subject to judicial review.

2.	Under the DOE/FE FTA Orders (as defined in Annex B), DOE/FE authorized the Company under Section 3 of the NGA to export domestically produced liquefied natural gas from the Project to Australia, Bahrain, Singapore, Dominican Republic, El Salvador, Guatemala, Honduras, Nicaragua, Chile, Colombia, Morocco, Canada, Mexico, Oman, Panama, Peru, Singapore, Jordan, the Republic of Korea, and to any nation which DOE/FE subsequently identifies publicly as having entered into a free trade agreement providing for national treatment for trade in natural gas, provided that the destination nation has the capacity to import liquefied natural gas, as described or otherwise limited by the DOE/FE FTA Regulatory Filings (as defined in Annex A) and the DOE/FE FTA Orders. The DOE/FE FTA Orders are in full force and effect. The DOE/FE FTA Orders are also final and non-appealable, with the exception of the DOE/FE FTA Additional Capacity Order (as defined in Annex B). The DOE/FE FTA Additional Capacity Order remains subject to judicial review.

3.	Under the DOE/FE Non-FTA Order (as defined in Annex B), DOE/FE authorized the Company under Section 3 of the NGA to export domestically produced liquefied natural gas from the Project to any country with which the United States does not have a free trade agreement requiring the national treatment for trade in natural gas and liquefied natural gas, which currently has or in the future develops the capacity to import liquefied natural gas, and with which trade is not prohibited by United States law or policy, as described or otherwise limited by the DOE/FE Non-FTA Regulatory Filings (as defined in Annex A) and the DOE/FE Non-FTA Order. The DOE/FE Non-FTA Order is in full force and effect, and is final and non-appealable.

JP Morgan Securities, LLC March ?, 2015 Page 70

Our opinions set forth above are subject to the following additional qualifications, exceptions, assumptions, limitations and observations:

(a) We have assumed the truth, validity, completeness, and accuracy of the information set forth in the Energy Regulatory Filings (as defined in Annex A) (including, without limitation, all data, assumptions, computations, calculations and scientific models), and that such information has been, is, and will continue to be true, valid, complete, and accurate at all times. We have relied only upon our examination of the Energy Regulatory Filings and have made no independent verification of the factual matters set forth therein.

(b) We are not qualified to comment upon the technical, engineering, and other scientific aspects of the FERC/DOE Authorizations (as defined in Annex B) issued for the Project, including, without limitation, the feasibility of compliance with all conditions set forth therein.

(c) We have assumed that the FERC and DOE/FE have authority and responsibility pursuant to the Covered Laws for reviewing, issuing, granting and otherwise processing all applications, governmental permits, licenses and approvals for the FERC/DOE Authorizations for the Project, have fully and properly done so and have fully and properly performed their duties and obligations with respect to the review, issuance, granting and other processing and approval of the FERC/DOE Authorizations, as well as all Energy Regulatory Filings. We have assumed that the natural persons signing the FERC/DOE Authorizations possess the requisite legal capacity and authority. We have assumed that FERC and DOE/FE have followed all required internal procedures in connection with the processing and issuance of the FERC/DOE Authorizations, as the case may be. We have assumed that the FERC/DOE Authorizations were issued in accordance with all applicable laws and procedural and substantive requirements.

(d) We have assumed that the Company and Sabine Pass LNG are, and were at all relevant times, duly organized, validly existing, and in good standing in their jurisdiction of organization and have, and had at all relevant times, all requisite power and authority to make the FERC Regulatory Filings, and to site, construct and operate liquefied natural gas export facilities as described in the FERC Regulatory Filings and FERC Export Orders. We render no opinion on the consequences of any change in the plans or specifications for, or in the operation of, the Project from what is set forth in the FERC Regulatory Filings and the FERC Export Orders.

(e) We have assumed that the Company is, and was at all relevant times, duly organized, validly existing, and in good standing in its jurisdiction of organization and has, and had at all relevant times, all requisite power and authority to make the DOE/FE Regulatory Filings (as defined in Annex A), and to export liquefied natural gas as described in the DOE/FE Regulatory Filings and DOE/FE Orders (as defined in Annex B).

(f) We have considered only the applicability of the Covered Laws that a lawyer in the opining jurisdiction exercising customary professional diligence would reasonably recognize as being directly applicable to the Company and Sabine Pass LNG as well as the application for, and granting of, authorizations under Section 3 of the NGA to site, construct and operate liquefied natural gas export terminal facilities and to export liquefied natural gas.

JP Morgan Securities, LLC March ?, 2015 Page 71

All assumptions stated herein are made without any independent investigation or verification of any kind.

This opinion is delivered to you at the request of the Company in connection with the issuance and sale by the Company, subject to the terms and conditions set forth in the Purchase Agreement, dated February 26, 2015 (the “Purchase Agreement”), between you, as Representative, and the Company, of 5.625% Senior Secured Notes due 2025. This opinion is being furnished to you pursuant to Section 7(d)(iii) of the Purchase Agreement, and may be relied upon only by you in connection with the transactions contemplated therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in any laws or regulations which may hereafter occur.

Very truly yours,

Norton Rose Fulbright US LLP

ANNEX A

ENERGY REGULATORY FILINGS

FERC

1.	Application of the Company and Sabine Pass LNG filed on January 31, 2011 in Docket No. CP11-72-000, seeking an order of the FERC under Section 3 of the NGA authorizing the Company and Sabine Pass LNG to site, construct and operate liquefied natural gas export facilities to be located in Cameron Parish, Louisiana (such application and all subsequent filings made by the Company and Sabine Pass LNG in Docket No. CP11-72-000 of which we have been informed by the Company and Sabine Pass LNG, or of which we are otherwise aware, through the date hereof)

2.	Application of the Company and Sabine Pass LNG filed on October 9, 2012 in Docket No. CP13-2-000, seeking an order of the FERC under Section 3 of the NGA for a limited amendment to the authorization granted by the FERC on April 16, 2012 in Docket No. CP11-72-000, in order to make certain modifications to enhance the operation and reliability, and facilitate the construction, of the Project (such application and all subsequent filings made by the Company and Sabine Pass LNG in Docket No. CP13-2-000 of which we have been informed by the Company and Sabine Pass LNG, or of which we are otherwise aware, through the date hereof)

3.	Application of the Company and Sabine Pass LNG filed on October 25, 2013 in Docket No. CP14-12-000, seeking an order of the FERC under Section 3 of the NGA for a limited amendment to the authorization granted by the FERC on April 16, 2012 in Docket No. CP11-72-000, as amended in Docket No. CP13-2-000 on August 2, 2013, in order to increase the liquefied natural gas production capacity of the Project from 803 Bcf/yr to 1006 Bcf/yr (such application and all subsequent filings made by the Company and Sabine Pass LNG in Docket No. CP14-12-000 of which we have been informed by the Company and Sabine Pass LNG, or of which we are otherwise aware, through the date hereof)

DOE

1.	Application of the Company filed on August 11, 2010 in FE Docket No. 10-85-LNG, seeking an order of the DOE/FE authorizing the Company to export liquefied natural gas to Free Trade Nations (such application and all subsequent filings made by the Company in FE Docket No. 10-85-LNG of which we have been informed by the Company, or of which we are otherwise aware, through the date hereof)

2.	Application of the Company filed on September 7, 2010 in FE Docket No. 10-111-LNG, seeking orders of the DOE/FE authorizing the Company to export liquefied natural gas to Non-Free Trade Nations (such application and all subsequent filings made by the Company in FE Docket No. 10-111-LNG of which we have been informed by the Company, or of which we are otherwise aware, through the date hereof hereinafter referred to as the “DOE/FE Non-FTA Regulatory Filings”)

3.	Application of the Company filed on July 11, 2014 in FE Docket No. 14-92-LNG, seeking an order of the DOE/FE authorizing the Company to export liquefied natural gas to Free Trade Nations (such application and all subsequent filings made by the Company in FE Docket No. 14-92-LNG of which we have been informed by the Company, or of which we are otherwise aware, through the date hereof)

ANNEX A – 1

We note the following definitions:

“Energy Regulatory Filings” means, collectively, the documents listed as FERC items 1, 2, and 3 and DOE items 1, 2, and 3 above.

“FERC Regulatory Filings” means, collectively, the documents listed as FERC items 1, 2, and 3 above.

“DOE/FE Regulatory Filings” means, collectively, the documents listed as DOE items 1, 2, and 3 above.

“DOE/FE FTA Regulatory Filings” means, collectively, the documents listed as DOE items 1 and 3 above.

ANNEX A – 2

ANNEX B

FERC/DOE AUTHORIZATIONS

1.	Sabine Pass Liquefaction, LLC, Order Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Free Trade Nations, DOE/FE Order No. 2833 (September 7, 2010) (FE Docket No. 10-85-LNG)

2.	Sabine Pass Liquefaction, LLC, Opinion and Order Conditionally Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non-Free Trade Agreement Nations, DOE/FE Order No. 2961 (May 20, 2011) (FE Docket No. 10-111-LNG)

3.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Order Granting Section 3 Authorization, 139 FERC ¶ 61,039 (April 16, 2012) (Docket No. CP11-72-000)

4.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Request to Commence Site Preparation Activities (May 10, 2012) (Docket Nos. CP11-72-000 and CP05-396-000)

5.	Sabine Pass Liquefaction, LLC, Final Opinion and Order Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non-Free Trade Agreement Nations, DOE/FE Order No. 2961-A (August 7, 2012) (FE Docket No. 10-111-LNG)

6.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Commencement of Piling and Foundations, Roll-on/Roll-off Bridge, and Additional Temporary Workspace (August 31, 2012) (Docket No. CP11-72-000)

7.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Crane Staging and Unplanned Events (October 19, 2012) (Docket No. CP11-72-000)

8.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Installation of Structural Steel (February 15, 2013) (Docket No. CP11-72-000)

9.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Installation of Underground Utility Piping (March 29, 2013) (Docket No. CP11-72-000)

10.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Alternate Water Source and Pump Staging (April 5, 2013) (Docket No. CP11-72-000)

11.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Installation of Structural Steel and Increase of Water Pipeline Diameter (May 7, 2013) (Docket No. CP11-72-000)

ANNEX B – 1

12.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Facility Modifications and Installation of Structural Steel (May 24, 2013) (Docket No. CP11-72-000)

13.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Construct Final Design (June 7, 2013) (Docket No. CP11-72-000)

14.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Water Pumps (June 27, 2013) (Docket No. CP11-72-000)

15.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Order Amending Section 3 Authorization, 144 FERC ¶ 61,099 (August 2, 2013) (Docket No. CP13-2-000)

16.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Partial Approval to Proceed with Construction (August 6, 2013) (Docket No. CP13-2-000)

17.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Installation of Structural Steel and Pipeline Meter Interconnects (August 13, 2013) (Docket No. CP13-2-000)

18.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Commencement of Piling and Foundations (August 16, 2013) (Docket No. CP11-72-000)

19.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Fugitive Dust Control Plan and Pump Location (August 27, 2013) (Docket Nos. CP11-72-000 & CP13-2-000)

20.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Construct the Heavies Removal Unit (October 9, 2013) (Docket No. CP13-2-000)

21.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Install Stage 2 Underground Piping and Structural Steel (October 29, 2013) (Docket Nos. CP11-72-000 & CP13-2-000)

22.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Construction of an Access Road (November 22, 2013) (Docket No. CP13-2-000)

23.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Hydraulic Anchorage Control System (December 11, 2013) (Docket No. CP11-72-000)

24.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Install Stage 2 Aboveground Piping Common to Stage 1 (January 9, 2014) (Docket No. CP11-72-000)

25.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Order Amending Section 3 Authorization, 146 FERC ¶ 61,117 (February 20, 2014) (Docket No. CP14-12-000)

ANNEX B – 2

26.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Install In-Tank Pumps and Vacuum Relief Valves (April 14, 2014) (Docket No. CP11-72-000)

27.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Construct Stage 2 Final Design (April 28, 2014) (Docket Nos. CP11-72-000 & CP13-2-000)

28.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Install Piles, Foundations, Structural Steel, and Underground Firewater Piping for the Condensate Storage System (May 22, 2014) (Docket No. CP13-2-000)

29.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Additional Laydown Areas (June 20, 2014) (Docket No. CP11-72-000)

30.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Construct Tie-Ins (June 26, 2014) (Docket Nos. CP11-72-000 & CP13-2-000)

31.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Modify LNG Impoundment System Concrete (August 1, 2014) (Docket No. CP11-72-000)

32.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Construct Condensate Tank (S-2301) (September 11, 2014) (Docket No. CP13-2-000)

33.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Operate the In-Tank Pumps and Vacuum Relief Valves for LNG Storage Tanks S-103, S-104, and S-105 (September 12, 2014) (Docket No. CP11-72-000)

34.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Order Denying Rehearing, 148 FERC ¶ 61,200 (September 18, 2014) (Docket No. CP14-12-001)

35.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Construct Stage 1 Condensate Equipment and Send-out Piping (October 9, 2014) (Docket No. CP13-2-000)

36.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Construct the Condensate Truck Loading and Storage Tank Dike Impoundment Areas (December 5, 2014) (Docket No. CP13-2-000)

37.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Additional Laydown Area (January 30, 2015) (Docket No. CP11-72-000)

38.	Sabine Pass Liquefaction, LLC, Order Granting Long-Term Multi-Contract Authorization to Export Liquefied Natural Gas by Vessel from the Sabine Pass LNG Terminal in Cameron Parish, Louisiana, to Free Trade Agreement Nations, DOE/FE Order No. 3595 (February 12, 2015) (FE Docket No. 14-92-LNG) (“DOE/FE FTA Additional Capacity Order”)

39.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval to Energize Stage 1 Electrical Substations (February 18, 2015) (Docket No. CP11-72-000) (“FERC February 18 Letter Order”)

ANNEX B – 3

We note the following definitions:

“DOE/FE FTA Orders” means, collectively, the documents listed as items 1 and 38 above.

“DOE/FE Non-FTA Order” means, collectively, the documents listed as items 2 and 5 above.

“DOE/FE Orders” means, collectively, the documents listed as items 1, 2, 5, and 38 above.

“FERC/DOE Authorizations” means, collectively, the documents listed as items 1 through 39 above.

“FERC Export Orders” means, collectively, the documents listed as items 3, 4, 6 through 37, and 39 above.

“FERC Additional Capacity Orders” means, collectively, the documents listed as items 25 and 34, above.

ANNEX B – 4

ANNEX C

DOCUMENTS

1.	Energy Regulatory Filings

2.	FERC/DOE Authorizations

3.	Sabine Pass Liquefaction, LLC and Sabine Pass, L.P., Order Granting Rehearing for Further Consideration (June 14, 2012) (Docket No. CP11-72-001)

4.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Order Denying Rehearing and Stay, 140 FERC ¶ 61,076 (July 26, 2012) (Docket No. CP11-72-001)

5.	Sabine Pass Liquefaction, LLC, Finding of No Significant Impact for Sabine Pass Liquefaction, LLC Regarding Order Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non-Free Trade Agreement Nations (August 7, 2012) (FE Docket No. 10-111-LNG)

6.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Sierra Club’s Motion for Rehearing and Stay Pendente Lite (September 6, 2012) (FE Docket No. 10-111-LNG)

7.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Answer of Sabine Pass Liquefaction, LLC in Opposition to Motion of Sierra Club for a Stay (September 21, 2012) (FE Docket No. 10-111-LNG)

8.	Sabine Pass Liquefaction, LLC, Order Granting Rehearing for Further Consideration (October 5, 2012) (FE Docket No. 10-111-LNG)

9.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Sierra Club’s Motion to Supplement the Record (November 1, 2012) (FE Docket No. 10-111-LNG)

10.	Sabine Pass Liquefaction, LLC, Answer of Sabine Pass Liquefaction, LLC in Opposition to Motion to Supplement the Record (November 13, 2012) (FE Docket No. 10-111-LNG

11.	Sabine Pass Liquefaction, LLC, Opinion and Order Denying Request for Rehearing of Order Denying Motion for Late Intervention, Dismissing Request for Rehearing of Order No. 2961-A, and Dismissing Motion for a Stay Pendente Lite, DOE/FE Order No. 2961-B (January 25, 2013) (FE Docket No. 10-111-LNG)

12.	Sabine Pass Liquefaction, LLC, Application of Sabine Pass Liquefaction, LLC for Long-Term Authorization to Export Liquefied Natural Gas (February 27, 2013) (FE Docket No. 13-30-LNG)

13.	Sabine Pass Liquefaction, LLC, Application of Sabine Pass Liquefaction, LLC for Long-Term Authorization to Export Liquefied Natural Gas (April 2, 2013) (FE Docket No. 13- 42-LNG)

14.	Sabine Pass Liquefaction, LLC, Order Granting Authorization to Export Liquefied Natural Gas by Vessel Pursuant to the Long-Term Contract with Total Gas & Power North America, Inc. from the Sabine Pass LNG Terminal to Free Trade Agreement Nations, DOE/FE Order No. 3306 (July 11, 2013) (FE Docket No. 13-30-LNG)

Appendix C – 1

15.	Sabine Pass Liquefaction, LLC, Order Granting Authorization to Export Liquefied Natural Gas by Vessel Pursuant to the Long-Term Contract with Centrica plc from the Sabine Pass LNG Terminal to Free Trade Agreement Nations, DOE/FE Order No. 3307 (July 12, 2013) (FE Docket No. 13-42-LNG)

16.	Sabine Pass Liquefaction, LLC, Application of Sabine Pass Liquefaction, LLC for Long-Term Authorization to Export Liquefied Natural Gas (September 10, 2013) (FE Docket No. 13-121-LNG)

17.	Sabine Pass Liquefaction Expansion, LLC, Sabine Pass Liquefaction, LLC, Sabine Pass LNG, L.P. and Cheniere Creole Trail Pipeline, L.P., Application for Authorizations Under the Natural Gas Act (September 30, 2013) (Docket Nos. CP13-552-000 & CP13-553-000)

18.	Sabine Pass Liquefaction, LLC, and Sabine Pass LNG, L.P., Application of Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P. for Limited Amendment to Authorization Granted Under Section 3 of the Natural Gas Act (October 25, 2013) (Docket No. CP14-12-000)

19.	Sabine Pass Liquefaction, LLC, Order Granting Long-Term Multi-Contract Authorization to Export Liquefied Natural Gas by Vessel from the Sabine Pass LNG Terminal to Free Trade Agreement Nations, DOE/FE Order No. 3384 (January 22, 2014) (FE Docket No. 13-121-LNG)

20.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Sierra Club’s Motion for Rehearing (March 24, 2014) (Docket No. CP14-12-000)

21.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Sierra Club’s Motion for Rehearing (March 25, 2014) (Docket No. CP14-12-000)

22.	Sabine Pass Liquefaction, LLC, and Sabine Pass LNG, L.P., Order Granting Rehearing for Further Consideration (April 23, 2014) (Docket No. CP14-12-001)

23.	Sierra Club v. Federal Energy Regulatory Commission, Petition for Review (November 17, 2014) (D.C. Cir. No. 14-1249)

24.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter on Compliance with Conditions (February 13, 2015) (Docket Nos. CP11-72-000 & CP13-2-000)

Appendix C – 2

EXHIBIT D

FORM OF OPINION OF OTTINGER HEBERT, L.L.C.

OTTINGER HEBERT, L.L.C.

ATTORNEYS AT LAW

1313 WEST PINHOOK ROAD (70503)

P.O. DRAWER 52606

LAFAYETTE, LOUISIANA 70505-2606

TELEPHONE (337) 232-2606

TELECOPIER (337) 232-9867

March [    ], 2015

PATRICK S. OTTINGER † §	WILLIAM H. L. KAUFMAN ‡
LARRY C. HEBERT †	VALERIE V. GUIDRY
MARK D. SIKES †	CHRISTIAN COX PREJEAN •
PAUL J. HEBERT †	BENJAMIN D. JONES
K. WADE TRAHAN ‡	G. QUINN SALMON
STUART M. SIMONEAUD ‡	MICHAEL C. WYNNE
DAVID K. McCRORY ‡

† A Professional Law Corporation	OF COUNSEL:
‡ A Limited Liability Company	TAMMY PARKER PRATT ‡
§ Also Admitted in Texas	TALBOTT P. OTTINGER •
• Also Admitted in Florida
• Also Admitted in Tennessee

J.P. Morgan Securities LLC

As representative of the Initial Purchasers

Re:	5.625% Senior Secured Notes due 2025, issued by Sabine Pass Liquefaction, LLC

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Issuer”), in connection with that certain Purchase Agreement, dated February 26, 2015 ( the “Purchase Agreement”), between (i) the Issuer, as seller, and (ii) J.P. Morgan Securities LLC, as representative of the initial purchasers identified on the schedule attached hereto as Schedule 1 (the “Initial Purchasers”), relating to the sale by the Issuer to the Initial Purchasers of $2,000,000,000 aggregate principal amount of the Issuer’s 5.625% Senior Secured Notes due 2025 (the “Securities”). The Securities are being issued under an Indenture dated as of February 1, 2013 between the Issuer and the Bank of New York Mellon, as trustee (the “Indenture”), as supplemented by a sixth supplemental indenture dated March [    ], 2015 (the “Sixth Supplemental Indenture”). The transaction contemplated by the Purchase Agreement is referred to herein as the “Transaction.” All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

March [    ], 2015

In rendering the opinions expressed below, we have examined the original, or copies certified or otherwise authenticated to our satisfaction, of the documents set forth below and such other certificates, documents and materials as we have deemed necessary as a basis for such opinions. Except as otherwise noted, all of the following documents are dated as of the date hereof.

1.	The Purchase Agreement;

2.	The Sixth Supplemental Indenture;

3.	The Securities;

4.	The Indenture; and

5.	Second Amended and Restated Multiple Indebtedness Mortgage, Assignment of Leases and Rents and Security Agreement, dated effective May 28, 2013, executed by Issuer in favor of the Common Security Trustee, recorded May 29, 2013, under File No. 329425, in the mortgage records of Cameron Parish, Louisiana (the “Mortgage”).

The documents listed as items 1-3 above are sometimes collectively referred to herein as the “Closing Date Documents,” and the documents listed as items 1-4 above are sometimes collectively referred to herein as the “Documents.”

For purposes of this opinion, we have, with your permission, assumed without independent investigation that:

(i) the Documents submitted to us as originals are authentic and the Documents submitted to us as copies conform to the original Documents;

(ii) other than with respect to Issuer, the Documents have been duly authorized, executed and delivered by each of the parties thereto; and

(iii) other than with respect to Issuer, the persons who executed, acknowledged and delivered the Documents on behalf of each of the parties thereto were duly authorized to do so by each such party.

March [    ], 2015

Based upon the foregoing, we are of the opinion that:

1. No authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States, or the State of Louisiana (the “State”) are necessary for the execution, delivery or performance of the Closing Date Documents by the Issuer.

2. Each of the Documents constitutes the legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms. We express no opinion as to the enforceability of the Mortgage by way of executory process.

3. The execution and delivery by the Issuer of the Closing Date Documents and the consummation of the transactions contemplated thereby do not conflict with or violate any federal or State law, rule, regulation or ordinance applicable to Issuer.

4. Subject to the comments and limitations in Paragraph (7) hereof, the choice of law provisions contained in the Documents will be upheld and enforced by the courts of the State and Federal courts sitting in and applying the laws of the State.

5. No recording, filing, privilege or other tax must be paid by either the Issuer or Common Security Trustee in connection with the execution, delivery, or enforcement of any of the Closing Date Documents.

6. The Mortgage secures the Secured Indebtedness (as defined in the Mortgage), including, without limitation, the Securities, all to the extent that such indebtedness does not exceed Fifteen Billion ($15,000,000,000.00) Dollars.

7. In accordance with La. R.S. 9:3500D and La. R.S. 12:703, the Transaction is exempt from the law of usury under the laws of the State.

8. It is not necessary for Common Security Trustee to qualify to do business in the State solely in connection with the Transaction and enforce the provisions of the Documents. The entering into of the Transaction and enforcement of the provisions of the Documents will not result in the imposition upon Common Security Trustee of any taxes of the State, or any subdivision thereof in which the applicable Mortgaged Property (as defined in the Mortgage) is located (including, without limitation, franchise, license, tax on interest received or income taxes), other than taxes which Common Security Trustee, if and when it becomes the actual and record owner of such Mortgaged Property, by reason of foreclosure under the applicable Mortgage or by dation en paiement, would be required to pay.

March [    ], 2015

9. Issuer is duly qualified to do business as a foreign limited liability company in good standing in the State of Louisiana.

10. By virtue of the Mortgage, the Common Security Trustee is vested with a valid and enforceable mortgage lien on the Mortgaged Property to the extent that the Mortgaged Property is susceptible of mortgage under State law, such lien being security for the payment and performance of the Secured Indebtedness.

11. Based solely upon our review of the United States Treasury Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons at www.treas.gov/offices/enforcement/ofac/sdn/sdnlist.txt, visited February 26, 2015, as of such date, and without making any other inquiry whatsoever, Issuer is not a Person with whom certain transactions are prohibited pursuant to 31 C.F.R. § 594.201.

The foregoing opinion is, with your concurrence, predicated on and qualified in its entirety by the following, to-wit:

(1)

We express no opinion herein as to (a) the effect on the enforcement of the Documents of present federal or state constitutional and statutory limitations and court decisions relating to due process or otherwise limiting or rendering unenforceable any particular provisions of the Documents or any rights or remedies of the Common Security Trustee under the Documents or under appropriate circumstances, or (b) the enforceability of the Documents insofar as same may be limited or affected (i) by bankruptcy, insolvency, reorganization, liquidation, arrangement, respite, fraudulent or preferential conveyance, moratorium or other similar laws relating to the enforcement of creditors’ rights generally; or (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Our opinion is further qualified by the extent to which the availability of the remedies of specific performance, injunctive relief or other equitable remedies are subject to the discretion of the court before which any such proceedings therefor may be

March [    ], 2015

brought; provided, however, the Documents are sufficient to afford to the Common Security Trustee the practical realization of the benefits intended thereby, although such realization may be affected by delay in the ability of the Common Security Trustee to enforce remedies provided thereunder.

(2)

We express no opinion as to the enforceability of provisions contained in the Documents or any other document or certificate executed in connection with the Transaction (a) restricting access to legal or equitable remedies; (b) purporting to establish evidentiary standards; (c) purporting to waive or affect any rights to notices, including any provision purporting to allow any party the right to declare the Indebtedness evidenced by the Closing Date Documents due and payable without notice; (d) purporting to waive the right to trial by jury; (e) purporting to stipulate venue or otherwise deny or restrict access to any court of otherwise competent jurisdiction, including by way of a purported denial or waiver of the right of removal; (f) covenanting to take actions, the taking of which are discretionary with or subject to the approval of any third party or which are otherwise subject to a contingency, the fulfillment of which is not within the control of the parties so covenanting; (g) relating to the delay or omission of enforcement of remedies; (h) purporting to reserve the right to remove from the Mortgaged Property Persons having rights known to the lienholder or party of record at the time of the filing or recording of the Mortgage; (i) entitling any party to the appointment of a keeper or receiver, to the extent contrary to applicable law; (j) entitling a purchaser at a foreclosure sale to affirm or disaffirm leases without regard to the priority of such leases as to the lien foreclosed; (k) relating to appointment of substitute trustees without the requirement of action by a board of directors as to a corporate lienholder; (l) providing for enforceability of the collateral assignment of leases prior to the time that the lienholder can obtain possession of

March [    ], 2015

the Mortgaged Property through foreclosure or appointment of a keeper or receiver for the Mortgaged Property, the equivalent thereof; (m) obligating any party to pay attorney’s fees in a specified amount to the extent that such specified amount may be judicially deemed or determined to be in excess of a reasonable attorney’s fee under the circumstances; (n) requiring the Issuer to pay a penalty or premium in connection with the prepayment of the Secured Indebtedness, in whole or in part, whether prior to or after any default and consequential acceleration; (o) purporting to subject to the lien of the Mortgage, immovable Property to be acquired in the future to the extent that such immovable Property is not particularly described therein; (o) authorizing the imposition of a post-foreclosure rental obligation to the extent that the amount thereof is not particularly specified; (p) purporting to authorize the Common Security Trustee to dispossess Issuer from the Mortgaged Property prior to a judicial sale; (q) purporting to obligate a Person to indemnify any other Person to the extent that such provisions (i) are contrary to federal or state securities laws and the public policy underlying such laws or (ii) purport to exculpate or exempt a Person, or require indemnification of a Person, for liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; (r) purporting to provide for any non-judicial, self-help remedy granted by the Mortgage, except to the extent expressly authorized by Louisiana law; (s) extending, or which would have the effect of extending, any statutory period of limitation or prescriptive period applicable under Louisiana law to any obligation, liability, right or remedy therein set forth; (t) purporting to create a constructive trust as to any funds received by any Person; (u) providing for the continuation of any lien or security interest created thereby notwithstanding that any obligations or indebtedness secured

March [    ], 2015

thereby may become invalid or otherwise unenforceable; (v) providing for the restoration of any indebtedness or obligation previously paid following the bankruptcy of any Person; (w) purporting to waive either illegality as a defense in the performance of contractual obligations or any other defense to such performance which cannot, as a matter of law, be effectively waived; (x) purporting to irrevocably appoint the Common Security Trustee as an agent for any party; (y) stipulating that the terms of an agreement constitute a “covenant running with the land” to the extent that the nature or object of the agreement is personal in character, or not susceptible, merely by the fact of recordation, to being made personally binding on third persons acquiring any immovable Property, or (z) utilizing, in the Mortgage, a term which is defined in any unrecorded document (such as the Purchase Agreement), but which is not also defined in the recorded Security Document, to the extent that such term is or constitutes a description of immovable Property and is sought to be enforced against any third Person.

(3)	For purposes of this opinion, we have assumed that (a) the Common Security Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) the Documents have been duly authorized, executed and delivered by the Common Security Trustee and constitute the legal, valid and binding obligations of the Common Security Trustee, enforceable against the Common Security Trustee in accordance with their respective terms, and (c) the Common Security Trustee has the requisite corporate power and authority to perform its obligations under the Documents. Except as expressly stated herein, we have not been called upon to, and, accordingly do not, express any opinion as to the various state and federal laws regulating banks or the conduct of their business, such as lending limits, doing business, qualified loans or the like that may relate to the Documents or the transactions contemplated thereby.

March [    ], 2015

(4)	We assume that, under New York law, the Transaction contemplated by the Indenture and secured by the Documents would not be usurious.

(5)	We have assumed the genuineness of all signatures on any Documents not signed in our presence, the authenticity of all corporate records and Documents submitted to us as originals, the conformity of all Documents submitted to us as copies and the authenticity of the originals of such copies. Except as expressly set forth herein, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished to us in connection with the documents which we have reviewed, and we have assumed that none of the information we have received orally is untrue or misleading.

(6)	This opinion is limited to the laws of the State of Louisiana and relevant laws of the United States of America as are now in effect, and we disclaim any responsibility to inform you of any changes in such laws, whether jurisprudential or statutory. No opinion is expressed as to any matter which may be governed by the laws of any other jurisdiction. This opinion is specifically limited to the opinions set forth above, and no additional opinions are rendered or implied.

March [    ], 2015

(7)	As a general proposition, a Louisiana court or a federal court sitting in Louisiana and applying Louisiana law (a “Louisiana Court”) will honor a choice-of-law contractual stipulation as written unless the court finds that the state of the law chosen has no substantial relationship to the parties or the transaction and that there is no other reasonable basis for the parties’ choice, or the court determines that there is a statutory or jurisprudential law to the contrary or strong public policy considerations justifying the refusal to honor the contractual stipulation. Whether a matter contravenes public policy, whether a forum has a reasonable relationship to the parties or the transaction, and whether there is another reasonable basis for selecting a forum’s law necessarily is decided on a case-by-case basis and, therefore, we are unable to render an unqualified opinion on the effectiveness, in all circumstances, under Louisiana law of any of the choice-of-law stipulations in any of the Documents having a choice-of-law stipulation. In our opinion and to the best of our knowledge, however, none of the Documents contains a provision that has been held in a reported decision by a Louisiana Court to so contravene public policy as to justify a refusal to honor the choice of another state’s substantive law in a contract. As to any provision of the Documents that stipulate that New York law is to govern, in our opinion a Louisiana Court would find that each of Louisiana and New York has a substantial relationship to the parties or the transaction.

This opinion is solely for the benefit of and may be relied upon only by the Initial Purchasers, the Trustee, the Common Security Trustee and each of the Secured Parties under the Collateral Trust Agreement and their respective counsel, and not by any other person or entity.

Respectfully submitted,

OTTINGER HEBERT, L.L.C.

Patrick S. Ottinger

PSO/sd-02

SCHEDULE 1

Initial Purchasers

J.P. Morgan Securities LLC

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Morgan Stanley & Co. LLC

Scotia Capital (USA) Inc.

Credit Suisse Securities (USA) LLC

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

HSBC Securities (USA) Inc.

Credit Agricole Securities (USA) Inc.

ING Financial Markets LLC

Banca IMI S.p.A.

Standard Chartered Bank

BBVA Securities, Inc.

SMBC Nikko Securities America, Inc.

Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

Santander Investment Securities Inc.

CIBC World Markets Corp.

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.